SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 11, 2001

Crane Co.
(Exact Name of Registrant as Specified in Charter)

Delaware             0-1657                    13-1952290
(State or Other     (Commission File No.)        (IRS Employer
Jurisdiction of                                  Identification
Incorporation						   Number)

100 First Stamford Place, Stamford, CT         06902
(Address of principal executive offices)    (Zip Code)

203-363-7300
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN REPORT


Item 2.

	On June 29, 2001, the registrant acquired the Xomox Valve business from Emerson Electric Co. for a purchase price of $145 million in cash. The Xomox Valve business consists of manufacturing, ales and service operations in the United States, Canada, Europe, Asia and Latin America. The Xomox business, with sales of approximately $145 million in 2000, is a leading global supplier of quarter-turn valves and actuators. Funds for the purchase were provided by borrowings under the registrant's revolving credit facility with a group of banks and short-term credit lines.



Item 7.   Financial Statements, Pro Forma Financial
          Information and Exhibits

(c)  Exhibits

	(1) 	Master Acquisition Agreement dated as of May 25, 2001
		between Emerson Electric Co. and Crane Co.


SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date :  July 12, 2001            By:  \s\ Augustus I. duPont
                                 Name:  Augustus I. duPont
                                 Title: Vice President, General
                                  Counsel and Secretary


EXHIBIT INDEX

(c)  Exhibit No.              Description

  (1) Master Acquisition Agreement dated 	as of May 25, 2001
	between Emerson Electric Co. and Crane Co.

						Exhibit 1


MASTER ACQUISITION AGREEMENT
	THIS MASTER ACQUISITION AGREEMENT (the
"Agreement") is entered into as of this 25th day of
May, 2001, by and between EMERSON ELECTRIC CO., a
Missouri corporation ("Emerson"), and CRANE CO., a
Delaware corporation (the "Buyer").  Capitalized terms
are defined in Article I.
RECITALS
	A.	The Buyer and the Buyer Subsidiaries
desire to purchase the Business as a going concern, including the purchase of the Shares from the Share
Sellers and the purchase of the Purchased Assets and assumption of the Assumed Liabilities from the Business Sellers, on the following terms and conditions; and
	B.	Emerson desires to cause the Sellers to
sell the Business, including the Shares and the
Purchased Assets, and to assign the Assumed Liabilities
to the Buyer and the Buyer Subsidiaries, on the
following terms and conditions.
	NOW, THEREFORE, in consideration of the
foregoing recitals and the mutual covenants,
representations, warranties, conditions, and agreements hereinafter expressed, the Parties agree as follows:
ARTICLE I
DEFINITIONS
Without limiting the effect of any other terms
defined in the text of this Agreement, the following
words shall have the meaning given them in this Article
I:
	1.1	"Accounting Firm" means the accounting
firm appointed under Section 2.5.
1.2	"Accounts Receivable" means accounts,
notes and other receivables of the Business as of
the Effective Time.
	1.3	"Affiliate" means, with respect to any
person, any person or entity which is controlling, controlled by, or under common control with, directly or indirectly through any person or entity, the person referred to, and, if the person referred to is a natural person, any member of such person's immediate family. The term "control" (including, with correlative meaning, the terms "controlled by" and
"under common control with") as used with respect to
any person, means the possession, directly or
indirectly, of the power to direct or cause the
direction of the management and policies of such
person, whether through the ownership of voting
securities, by contract or otherwise.
	1.4	"Agreement" means this Agreement as
executed on the date hereof and as amended or
supplemented in accordance with the terms hereof,
including all Schedules and Exhibits hereto.
	1.5	"Assumed Liabilities" means all of the
debts, liabilities and obligations (including without limitation arising under any Contract) of each of the Business Sellers, as of the Effective Time, arising out of or pertaining to the Business or the Purchased
Assets, but does not include any Excluded Liabilities.
	1.6	"Base Balance Sheet" has the meaning set
forth in Section 2.4.
	1.7	"Benefit Plan(s)" has the meaning set
forth in Section 3.19.
	1.8	"Business" means the business of
designing, developing, manufacturing, distributing, promoting or selling quarter-turn process valves, including sleeved plug valves, high performance
butterfly valves, ball valves, fluoroplastic lined
versions of each of the foregoing, and control and
other accessory products used in conjunction therewith,
as such business is conducted by the Transferred Subsidiaries and the Xomox Divisions of the Business
Sellers on the date hereof.
1.9	"Business Buyer(s)" means, in each case,
a wholly owned subsidiary of the Buyer designated
by the Buyer as a purchaser of Purchased Assets in
accordance with this Agreement.
1.10	"Business Day" means any day which is
not a Saturday, Sunday or a legal holiday in the
State of Missouri, United States.
1.11	"Business Sellers" means Emerson-
Argentina, Emerson-Canada, F-R Brazil, F-R
Hungary, F-R Japan, F-R Korea, F-R Singapore, F-R
Spain and Xomox-U.K.
	1.12	"Business Transfer Agreement(s)" has the
meaning set forth in Section 2.6.
	1.13	"Buyer" has the meaning set forth in the
preamble.
	1.14	"Buyer Subsidiaries" means the Business
Buyers and the Share Buyers.
	1.15	"Buyer's 401(k) Plan" has the meaning
set forth in Section 5.2.
	1.16	"Canada Employees" has the meaning set
forth in Schedule 5.3.
	1.17	"Canada Pension Plan" has the meaning
set forth in Schedule 5.3.
	1.18	"Closing" means the consummation of the
transactions contemplated by this Agreement, as
provided for in Section 2.3.
	1.19	"Closing Balance Sheet" has the meaning
set forth in Section 2.4.
1.20	"Closing Date" means June 29, 2001, or
such other date as shall be mutually agreed upon
by the Parties.
	1.21	"Code" means the United States Internal
Revenue Code of 1986, as amended.
	1.22	"Contract" means any contract,
agreement, lease, indenture, mortgage, deed of trust, evidence of indebtedness, binding commitment or instrument to which any of the Transferred Subsidiaries
or Business Sellers (in respect of the Business) is a
party or by which any of them is bound.
	1.23	"Effective Time" means the effective
time of the Closing, which shall be deemed to be 11:59
p.m., St. Louis, Missouri time, on the Closing Date.
	1.24	"Emerson" has the meaning set forth in
the preamble.
	1.25	"Emerson-Argentina" means Emerson
Argentina, S.A., a corporation organized under the laws
of Argentina.
	1.26	"Emerson-Canada" means Emerson Electric
Canada, Limited, a corporation organized under the laws
of Canada.
	1.27	"Emerson Pension Plans" has the meaning
set forth in Section 5.2.
	1.28	"Emerson's Savings Programs" has the
meaning set forth in Section 5.2.
	1.29	"Employees" means individuals who as of
the Effective Time are (i) employees of the Transferred Subsidiaries (including active or inactive employees)
or (ii) employees of a Business Seller or an Emerson Affiliate (other than the Transferred Subsidiaries, but including active and inactive employees of such
Business Seller or Emerson Affiliate) who are primarily engaged (50% or more of their time) in the operation of the Business.
	1.30	"Encumbrances" means mortgages, liens,
charges, claims, security interests, easements,
community or other marital property interests,
conditional sale or title retention arrangements,
options, pledges, rights of use, rights of first offer
or refusal or other encumbrances or restrictions.
	1.31	"Environmental, Health and Safety Law"
means any Law relating to pollution, protection of the environment or the promotion and protection of worker health and safety with respect to the handling of and exposure to Hazardous Materials, and all permits, approvals, consents or other authorizations by or
pursuant to any such Laws, in effect on the date
hereof, or enacted, adopted or promulgated on or prior
to the Closing Date, in the jurisdictions whose Laws
are applicable to the Business, including any Law
relating to Hazardous Materials, drinking water,
surface water, groundwater, wetlands, landfills, open
dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water run-off, noises, odors, air emissions, waste emissions or wells.  Without
limiting the generality of the foregoing, the term
shall encompass each of the following statutes and the regulations promulgated thereunder, and any similar applicable state, local or foreign Law (a) the
Comprehensive Environmental Response, Compensation and Liability Act of 1980, (b) the Solid Waste Disposal
Act, (c) the Hazardous Materials Transportation Act,
(d) the Toxic Substances Control Act, (e) the Clean
Water Act, (f) the Clean Air Act, (g) the Safe Drinking Water Act, (h) the National Environmental Policy Act of 1969, (i) the Superfund Amendments and Reauthorization
Act of 1986, (j) Title III of the Superfund Amendments
and Reauthorization Act, (k) the Federal Insecticide, Fungicide and Rodenticide Act and (l) the provisions of the Occupational Safety and Health Act of 1970 relating
to the handling of and exposure to Hazardous Materials.
	1.32	"ERISA" means the U.S. Employee
Retirement Income Security Act of 1974, as amended from
time to time.
	1.33	"Excluded Assets" means all of the
assets, properties, rights and interests of the
Transferred Subsidiaries and the Business Sellers that
are set forth on Schedule 1.32.
	1.34	"Excluded Liability" means any liability
or obligation (whether known or unknown, assessed or unassessed, absolute or contingent, liquidated or unliquidated, or due or to become due, and whether or not disclosed on any Disclosure Schedule to this
Agreement or otherwise disclosed to or known by the
Buyer, any of its Affiliates or any of their respective representatives or agents) of or relating to Emerson or any of its past, present or future Affiliates,
including any Business Seller or Transferred
Subsidiary:
	(a)	arising prior to, on or after the
Effective Time in connection with any Excluded
Asset;
(b)	arising out of the conduct of the
operations of Emerson or any of its past, present
or future Affiliates (including any Business
Seller but not including a Transferred Subsidiary)
after the Effective Time;
	(c)	arising in connection with any bond,
note, debenture or similar instrument or any other indebtedness for borrowed money outstanding at or prior to the Effective Time;
(d)	arising in connection with any Inter-
company Payable outstanding at or prior to the
Effective Time;
	(e)	arising in connection with any account
payable of F-R Mexico outstanding at or prior to
the Effective Time;
	(f)	arising in connection with the payment
of the bonus amounts to the key employees of the
Business described on Schedule 1.34;
	(g)	except as otherwise expressly provided
in Section 2.7, arising with respect to any Taxes
as of or for any Pre-Closing Period;
	(h)	arising under any Environmental, Health
and Safety Law in connection with (i) the disposal
of Hazardous Materials off-site from the premises
of the Business or (ii) remedial or other
liabilities under Environmental, Health and Safety
Laws resulting from any contamination on the
premises of the Business identified as a result of
the assessments described on Schedule 6.2, to the
extent that the cost of such remediation exceeds
$500,000 (it being understood that Buyer shall be responsible for the first $500,000 of such cost);
	(i)	arising in connection with any
transaction relating to the sale or divestiture of
any business unit, product line or real estate, or
the divestiture of any other similar property
outside the Ordinary Course prior to the Effective
Time;
	(j)	arising in connection with any matter
identified on Disclosure Schedule 3.7 as an
"Excluded Litigation Matter;"
	(k)	arising in connection with any claim,
action, suit, proceeding or investigation relating
to or involving allegations of death or personal
injury occurring prior to the Closing Date arising
from any product manufactured or service rendered
by any such person, to the extent that Losses
incurred in connection with any individual such
matter exceeds $100,000 or with respect to all
such matters exceeds $1,000,000 (it being
understood that Buyer shall be responsible for the
first $100,000 of Losses with respect to any
individual such matter and the first $1,000,000
with respect to all such Losses), prior to the
Effective Time; and
	 (l)	arising in connection with any
retroactive, retrospective or similar adjustment
relating to any premium, administrative expense or
other amount paid or payable with respect to any
period prior to the Closing Date under any policy
of insurance.
	1.35	"F-R Brazil" means Fisher-Rosemount do
Brasil Industria e Comerco Ltda., a corporation
organized under the laws of Brazil.
	1.36	"F-R Hungary" means Fisher-Rosemount
Kft, a corporation organized under the laws of Hungary.
	1.37	"F-R Japan" means Fisher-Rosemount Japan
Co. Ltd., a corporation organized under the laws of
Japan.
	1.38	"F-R Korea" means Fisher-Rosemount
Korea, Ltd., a corporation organized under the laws of
Korea.
	1.39	"F-R Mexico" means Fisher-Rosemount S.A.
de C.V., a corporation with variable capital organized
under the laws of Mexico.
	1.40	"F-R Singapore" means Fisher-Rosemount
Singapore Pte Ltd., a corporation organized under the
laws of Singapore.
	1.41	"F-R Spain" means Fisher-Rosemount S.A.,
a corporation organized under the laws of Spain.
	1.42	"FXSL" means Fisher-Xomox Sanmar
Limited, a corporation organized under the laws of
India.
	1.43	"Financial Statements" means the
unaudited consolidated and consolidating balance sheets
of the Business as of September 30, 1998, 1999 and
2000, and the related statements of consolidated and consolidating profit and loss for the periods then ended.
	1.44	"GAAP" means the accounting principles
and procedures used in preparing the Financial
Statements and to be used in preparing the Closing
Balance Sheet, which are and shall be U.S. generally accepted accounting principles consistently applied by the Business.
	1.45	"Hazardous Materials" means each and
every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance that is defined, determined or identified as hazardous or toxic under any Environmental, Health and Safety Law or the release of which is prohibited or restricted under any Environmental, Health and Safety Law. Without limiting the generality of the foregoing, the term shall include
(a) "hazardous substances" as defined in the
Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, or Title III of the
Superfund Amendments and Reauthorization Act and
regulations promulgated thereunder, each as amended,
(b) "hazardous waste" as defined in the Solid Waste
Disposal Act and regulations promulgated thereunder,
each as amended, (c) "hazardous materials" as defined
in the Hazardous Materials Transportation Act and the regulations promulgated thereunder, each as amended,
(d) "chemical substance or mixture" as defined in the
Toxic Substances Control Act and regulation promulgated thereunder, each as amended, (e) petroleum and petroleum products and byproducts and (f) asbestos.
	1.46	"Hungary Base Amount" has the meaning
set forth in Section 2.13.
	1.47	"Hungary Closing Amount" has the meaning
set forth in Section 2.13.
	1.48	"Hungary Closing Date" has the meaning
set forth in Section 2.13.
	1.49	"Hungary Payment" has the meaning set
forth in Section 2.13.
	1.50	"Injured Party" has the meaning set
forth in Section 9.3.
1.51	"Indemnifying Party" has the meaning set
forth in Section 9.3.
	1.52	"Intellectual Property" means patents,
inventions (whether or not patentable), designs,
models, know-how, trade secrets, trademarks, trade
dress, trade names, logos, mask works, service marks, copyrights, business names, domain names and other business identifiers, business methods, registrations
and applications and all renewals of the foregoing and rights to apply for any of the foregoing, and all the goodwill associated therewith, and rights to sue or take any other action with respect to any past or
future infringement, misappropriation, dilution or
other violation of any rights with respect to the
foregoing. This term does not include non-proprietary information, know-how or processes otherwise available to or generally known by the industry or public, or
rights obtained pursuant to licenses associated with software and the intellectual property generally made available for purchase or use by industry or the public.
	1.53	"Intellectual Property Rights" means
Intellectual Property used exclusively in the Business.
	1.54	"Inter-company Payables/Receivables"
means payables or receivables between the Business, on
the one hand, and Emerson or any of its other
Affiliates, on the other hand, including dividends or distributions payable by or receivable from any
Transferred Subsidiary, but excluding current trade
payables or receivables that were incurred in the
Ordinary Course.
	1.55	"IRS" means the United States Internal
Revenue Service.
	1.56	"Japan Employees" has the meaning set
forth in Schedule 5.3.
	1.57	"Japan Pension Plans" has the meaning
set forth in Schedule 5.3.
	1.58	"Law" means any constitution, statute,
law, ordinance, decree, order, injunction, rule,
directive, or regulation of any government or quasi-governmental authority, and includes rules and regulations of any regulatory or self-regulatory
authority compliance with which is required by Law, in effect on the date hereof, or enacted, adopted or promulgated on or prior to the Closing Date, to the extent the same is applicable to the Business.
	1.59	"Leased Personal Property" has the
meaning set forth in Section 3.9.
	1.60	"Leased Real Property" has the meaning
set forth in Section 3.9.
	1.61	"Loss" or "Losses" means each and all of
the following items to the extent actually paid or
incurred: liabilities, damages, judgments, fines,
costs, penalties, amounts paid in settlement and
reasonable out-of-pocket costs and expenses incurred in connection therewith (including, without limitation, costs and expenses of claims, suits and proceedings and reasonable fees and disbursements of counsel, accountants, experts and other advisors), but net of
any insurance proceeds actually received by the Injured Party with respect to such Losses and net of any reasonably identifiable Tax benefit actually recognized
by the Injured Party in respect of such Losses.  For
the avoidance of doubt, expenses and liabilities for
Taxes shall be considered Losses.
	1.62	"Material Adverse Effect" means a
material adverse effect on the assets, business,
financial condition or results of operations of the
Business taken as a whole, but shall not be deemed to include any changes resulting from general economic, regulatory or political conditions, changes in foreign currency exchange rates, circumstances that affect the industries in which the Business operates generally, or the announcement or pendency of the transactions
provided for in this Agreement.
	1.63	"Material Contracts" has the meaning set
forth in Section 3.12.
	1.64	"Net Book Value" means (a) the sum of
(i) the book value of the Purchased Assets plus (ii)
the book value of the assets of the Transferred Subsidiaries, less (b) the sum of (i) the Assumed Liabilities plus (ii) the liabilities of the
Transferred Subsidiaries, in each case as of the
Effective Time, all as determined in accordance with
GAAP applied on a basis consistent with the preparation
of the Base Balance Sheet, excluding, except as
specifically set forth in Sections 2.10(c) and 2.10(d) hereof, the Excluded Assets and the Excluded
Liabilities and taking into account the provisions of
Schedule 2.4(b).
	1.65	"Non-U.S. Employees" has the meaning set
forth in Section 5.3.
	1.66	"Non-U.S. Transferred Employees" has the
meaning set forth in Section 5.3.
	1.67	"Notice of Claim" has the meaning set
forth in Section 9.3.
	1.68	"Notice of Dispute" means a written
notice by the Buyer to Emerson delivered pursuant to Sections 2.5 and 10.1, specifying in reasonable detail all points of disagreement with Emerson's calculation
of the Net Book Value or India Closing Amount.
	1.69	"Ordinary Course" means, with respect to
the Business, the ordinary course of commercial
operations, consistent with past practice, customarily
engaged in by the Business.
	1.70	"Owned Real Property" has the meaning
set forth in Section 3.9.
	1.71	"Party" means either Emerson or the
Buyer, and "Parties" means both of them.
	1.72	"Permitted Encumbrances" means,
collectively, (a) Encumbrances that are disclosed in
the Disclosure Schedules, (b) liens for Taxes, fees,
levies, duties or other governmental charges of any
kind which are not yet due, (c) liens for mechanics, materialmen, laborers, employees, suppliers or similar liens arising by operation of law with respect to obligations which are not yet due, (d) in the case of real property, any matters, restrictions, covenants, conditions, limitations, rights, rights of way, encumbrances, encroachments, reservations, easements, agreements and other matters of record which, individually or in the aggregate, would not materially interfere with the use or occupancy of the parcel of real property to which they relate, and (e) the
provisions of any Law.
	1.73	"Post-Closing Periods" means all taxable
periods of the Transferred Subsidiaries and taxable
periods relating to the Purchased Assets or Assumed Liabilities commencing after the Effective Time and the portion of any Straddle Period commencing after the Effective Time.
            1.74	"Pre-Closing Periods" means
all taxable periods of the Business Sellers and the Transferred Subsidiaries and taxable periods relating to the Purchased Assets or the Assumed Liabilities
ending on or before the Effective Time and the portion
of any Straddle Period ending at the Effective Time.
	1.71	"Purchase Price" has the meaning set
forth in Section 2.2.
	1.75	"Purchased Assets" means all of the
assets, properties and rights owned by the Business
Sellers as of the Effective Time that are primarily
used in the Business wherever such assets, properties
and rights are located and whether or not such assets, properties or rights are reflected on the Closing
Balance Sheet, but does not include any Excluded
Assets.
	1.76	"Records" has the meaning set forth in
Section 6.3.
	1.77	"Sellers" means the Share Sellers and
the Business Sellers.
	1.78	"Share Buyer(s)" means, in each case, a
wholly owned subsidiary of the Buyer designated by the
Buyer as a purchaser of Shares in accordance with this
Agreement.
	1.79	"Share Sellers" means Emerson Electric
(U.S.) Holding Corporation, a Delaware corporation, Xomox-Germany and E.P.G. Corporation.
	1.80	"Shares" means all of the issued and
outstanding capital stock of, or other ownership
interests in, Xomox-Germany/OHG and Xomox-U.S.
	1.81	"Straddle Period" means any taxable
period of the Transferred Subsidiaries and any taxable periods relating to the Purchased Assets or Assumed Liabilities that begins before and ends after the
Effective Time.
	1.82	"Stock Purchase Agreement(s)" has the
meaning set forth in Section 2.6.
	1.83	"Taiwan Employees" has the meaning set
forth in Schedule 5.3.
	1.84	"Taiwan Pension Plan" has the meaning
set forth in Schedule 5.3.
	1.85	"Tax" or "Taxes" means all taxes,
charges, fees, levies, or other like governmental assessments, including, without limitation, all federal, possession, state, city, county and foreign
(or governmental unit, agency, or political subdivision
of any of the foregoing) income, profits, employment (including Social Security, unemployment insurance and employee income tax withholding), franchise, gross receipts, sales, use, transfer, stamp, registration, occupation, property, capital, severance, premium, windfall profits, customs, duties, ad valorem, value-
added and excise taxes; Pension Benefit Guaranty
Corporation premiums and any other governmental charges
of the same or similar nature; and all penalties,
additions to tax and interest relating to any such
taxes, premiums or charges.  Any one of the foregoing
Taxes shall be referred to sometimes as a "Tax."
	1.86	"Transferred Employees" means those
Employees who accept employment with the Buyer or any
of its Affiliates or whose employment transfers from a Business Seller or an Affiliate of Emerson to Buyer or
any of its Affiliates by operation of Law.
	1.87	"Transferred Subsidiary(ies)" means each
of Xomox-France, Xomox-Mexico, Xomox-Switzerland, Xomox-Germany/OHG, Xomox-Taiwan, Xomox-U.S. and Xomox-Venezuela.
	1.88	"U.K. Employees" has the meaning set
forth in Schedule 5.3.
	1.89	"U.K. Pension Plan" has the meaning set
forth in Schedule 5.3.
	1.90	"U.S. Employees" has the meaning set
forth in Section 5.2.
	1.91	"U.S. Transferred Employees" has the
meaning set forth in Section 5.2.
	1.92	"Workers' Compensation Event" has the
meaning set forth in Section 5.2.
	1.93	"Workers' Compensation Program" has the
meaning set forth in Section 5.2.
	1.94	"Xomox-France" means Xomox France S.A.,
a corporation organized under the laws of France.
	1.95	"Xomox-Germany/OHG" means Xomox
International GmbH & Co., a general partnership
organized under the laws of Germany.
	1.96	"Xomox-Germany" means Xomox
International GmbH, a corporation organized under the
laws of Germany.
	1.97	"Xomox-India" means a corporation to be
formed and organized under the laws of India upon the
de-merger of FXSL.
	1.98	"Xomox-Mexico" means Xomox Chihuahua
S.A. de C.V., a corporation with variable capital
organized under the laws of Mexico .
	1.99	"Xomox-Switzerland" means Xomox AG, a
corporation organized under the laws of Switzerland.
	1.100	"Xomox-Taiwan" means Flow
Technology Inc., a corporation organized under the laws
of the State of Ohio, United States of America.
	1.101	"Xomox-U.K." means Xomox Limited, a
corporation organized under the laws of England and
Wales.
	1.102	"Xomox-U.S." means Xomox
Corporation, a corporation organized under the laws of
the State of Ohio, United States of America.
	1.103	"Xomox-Venezuela" means Xomox
Corporation de Venezuela, CA, a corporation organized
under the laws of Venezuela.
ARTICLE II
PURCHASE AND SALE OF THE BUSINESS
	2.1	Transfer of Shares and Purchased Assets
and Assumption of Assumed Liabilities.  Upon the terms
and subject to the conditions of this Agreement, at the Closing and as of the Effective Time:
		(a)	Emerson shall cause the Share
Sellers to sell, assign, transfer and convey to
the Buyer (or such Share Buyers as the Buyer may
direct), and the Buyer (or such Share Buyers or
other persons permitted in accordance with Section
10.5 as the Buyer may direct) shall purchase,
acquire and accept from such Share Sellers, all
right, title and interest to and in all of the
Shares, free and clear of all Encumbrances.
		(b)	Emerson shall cause the Business
Sellers to sell, assign, transfer and convey to
the Buyer (or such Business Buyers as the Buyer
may direct), and the Buyer (or such Business
Buyers or other persons permitted in accordance
with Section 10.5 as the Buyer may direct) shall
purchase, acquire and accept from such Business
Sellers, all right, title and interest to and in
all of the Purchased Assets, free and clear of all Encumbrances other than Permitted Encumbrances.
		(c)	The Buyer (and the Buyer's
designee, if applicable) shall assume and
discharge when and as due all of the Assumed
Liabilities and the Buyer (and its designee, if
applicable) shall indemnify and hold Emerson and
the Sellers harmless with respect thereto.
	2.2	Consideration.  The consideration that
the Buyer shall pay Emerson and the Sellers for the
Shares, the Purchased Assets and other rights of the
Buyer hereunder shall be One Hundred Forty-Five Million
U.S. Dollars (US$145,000,000.00) (the "Purchase
Price"), subject to adjustment as provided in this
Agreement.
	2.3	Closing.  The Closing shall take place
at 9:00 a.m. on the Closing Date at the offices of
Bryan Cave LLP, in St. Louis, Missouri, or on such
other date (which shall in any event be within five (5) Business Days from the satisfaction or waiver of all applicable conditions to Closing set out herein) and at such other place as the Parties may agree in writing.
At Closing, Emerson shall deliver or cause to be
delivered to Buyer the documents identified in Article
VII, and Buyer shall deliver to Emerson (a) by wire
transfer of immediately available funds, in accordance
with the wire transfer instructions set forth on
Schedule 2.3, the Purchase Price less the Hungary
Payment (except to the extent applicable Law requires
that payments be made in a different currency or within
the country of a Business Seller, and any consent or approval required to avoid such requirement cannot reasonably be obtained), and (b) the documents identified in Article VIII.
	2.4	Base Balance Sheet, Closing Inventory
and Balance Sheet.
		(a)	Attached hereto as Schedule 2.4(a)
is the consolidating balance sheet of the Business
as of March 31, 2001, adjusted pursuant to
Schedule 2.4(b) (the "Base Balance Sheet"), which
adjusted balance sheet reflects a Net Book Value
of the Business as of March 31, 2001 of
US$68,084,000.00.
		(b)	Concurrently with Closing, the
Buyer shall cause to be taken a physical count of
all of the inventory of the Business.  Emerson may
observe the taking of such physical count of
inventory.  As soon as reasonably practicable
following the Closing Date, and in any event no
later than 90 days thereafter, the Buyer shall
cause to be prepared and delivered to Emerson a
balance sheet of the Business as of the Effective
Time, prepared consistently with the Base Balance
Sheet and Schedule 2.4(b) and in accordance with
GAAP and the applicable provisions of this
Agreement (the "Closing Balance Sheet").  Such
Closing Balance Sheet shall be accompanied by a
statement calculating the Net Book Value reflected
on the Closing Balance Sheet.  The Buyer shall
permit Emerson and its accountants to review
promptly upon request all records necessary for
Emerson's review of such Closing Balance Sheet and computation of Net Book Value and to take copies of the same.
	2.5	Post-Closing Adjustment.
		(a)	If Emerson disputes the Net Book
Value as calculated by the Buyer, not more than 90
calendar days after the date Emerson receives the
Buyer's calculation thereof, Emerson shall deliver
to the Buyer a Notice of Dispute.  Upon receipt of
the Notice of Dispute, Emerson and the Buyer shall
promptly consult with each other with respect to
the specified points of disagreement in an effort
to resolve the dispute.  If any such dispute
cannot be resolved by Emerson and the Buyer within
30 calendar days after the Buyer receives the
Notice of Dispute, Emerson and the Buyer shall
jointly refer the dispute to
PricewaterhouseCoopers ("Accounting Firm"), to
finally resolve, as soon as practicable, and in
any event within 60 calendar days after such
reference, all points of disagreement with respect
to the Net Book Value.  For purposes of such
resolution each of Emerson and the Buyer shall
submit a proposed calculation of the Net Book
Value.  The Accounting Firm shall act as an expert
in accounting, and not as an arbitrator, to
resolve in accordance with this Agreement only
those disputed issues submitted by the Parties
based solely on such submissions and not through
independent review.  Each of the Parties shall
bear its own expenses in connection with the
determination of the Net Book Value by the
Accounting Firm.  The fees and expenses of the
Accounting Firm incurred in connection with the determination of the Net Book Value shall be shared equally by the Parties.  All determinations
by the Accounting Firm shall be final, conclusive
and binding with respect to the Net Book Value, in
the absence of fraud or manifest error.
		(b)	The Purchase Price shall be
adjusted as follows, based on the Net Book Value
determined pursuant to Sections 2.4 and 2.5:
Emerson shall pay to the Buyer the amount by which
the Net Book Value is less than US$68,084,000.00,
or the Buyer shall pay to Emerson the amount by
which the Net Book Value exceeds US$68,084,000.00,
in either case, plus interest, compounded
annually, calculated from the Closing Date to the
date of payment at the prime lending rate of
Morgan Guaranty Bank as in effect as of the
Closing Date.  Any payment so required to be made
by either Emerson or the Buyer shall be by wire
transfer of immediately available funds, not more
than seven (7) Business Days after final
determination thereof, to an account to be
designated by the payee at least two (2) Business
Days prior to the due date.
	2.6	Ancillary Sale Agreements.
		(a)	In connection with the transaction
contemplated by this Agreement, at or before the
Closing the Buyer (or such Share Buyer as the
Buyer may direct) and the applicable Share Seller
shall enter into separate Stock Purchase
Agreements and/or Share Transfer Forms in
substantially the form attached hereto as Exhibit
A (each a "Stock Purchase Agreement" and
collectively, the "Stock Purchase Agreements")
with respect to the Shares of each Transferred
Subsidiary being transferred under this Agreement,
with only such modifications as are necessary in
order to maintain substantially the same legal
meaning and effect under local law as provided in
this Agreement.
		(b)	In connection with the transactions
contemplated by this Agreement, on or before the
Closing the Buyer (or such Business Buyer as the
Buyer may direct) and each of the Business Sellers
shall enter into separate Asset Purchase
Agreements in substantially the form attached
hereto as Exhibit B, respectively (each a
"Business Transfer Agreement" and collectively the
"Business Transfer Agreements") with respect to
the Purchased Assets and Assumed Liabilities being transferred under this Agreement, with only such modifications as are necessary in order to maintain substantially the same legal meaning and
effect under local law as provided in this
Agreement.
	2.7.	Taxes.
		(a)	All sales, use, value-added (net of
any input credits or refunds), gross receipts,
registration, stamp duty or other similar transfer
taxes incurred in connection with the transfer and
sale of the Purchased Assets and the Shares to the
Buyer and the Buyer Subsidiaries shall be borne by
the Buyer and the Buyer Subsidiaries.  To the
extent of the aggregate amounts reflected on the
Closing Balance Sheet, all property,  ad valorem
and other non-income Taxes that have accrued or
have been assessed against the Business or any of
the Purchased Assets prior to the Effective Time
shall be borne by Buyer, and Sellers shall bear no responsibility for any portion thereof. Except as provided in the immediately preceding sentence,
all property, ad valorem and other non-income
Taxes that have accrued or have been assessed
against the Business or any of the Purchased
Assets prior to the Effective Time shall be borne
by Sellers, and Buyer shall bear no responsibility
for any portion thereof.
		(b)	Except as provided in Section
2.7(a) or to the extent reflected as a liability
on the Closing Balance Sheet, any Taxes with
respect to the Purchased Assets or the Business
for any Pre-Closing Periods shall be borne by the
Sellers.  For this purpose, such Taxes shall
include, but not be limited to, the liability of
any Transferred Subsidiary for Taxes under
Treasury Regulation Section 1.1502-6 or any
similar provision of state, local or foreign law.
 All Taxes collected by the Sellers from third
parties prior to the Effective Time, including,
but not limited to, sales and use taxes and all
payroll withholding taxes, including both employee
and employer portions, shall be paid by the
Sellers to the appropriate governmental authority.
		(c)	Emerson agrees to indemnify the
Buyer for any Taxes resulting from the de-merger
of FXSL.
		(d)	For purposes of determining the
allocation of any Tax liability among the Parties
in accordance with Section 2.7(b), Emerson will,
and the Buyer will cause the Transferred
Subsidiaries to, with respect to any taxable
period of the Business that would otherwise
include but does not end on the Closing Date, to
the extent permissible pursuant to applicable law,
take all steps as are or may be reasonably
necessary, including, without limitation, the
filing of elections or returns with applicable
taxing authorities, to cause such period to end on
the Closing Date.  In any case where applicable
law does not permit the Transferred Subsidiaries
to close their taxable years on the Closing Date
or in any case where Taxes are imposed on the
Business Sellers or the Buyer with respect to the
Purchased Assets for a taxable period not ending
on the Closing Date, then Taxes, if any,
attributable to Pre-Closing Periods shall be
allocated to the Sellers and Taxes for Post
Closing Periods shall be allocated to the Buyer.
In the case of any Taxes that are imposed on a
periodic basis and are payable for a Straddle
Period, the portion of such Tax which relates to
the portion of such taxable period ending as of
the Effective Time shall (x) in the case of any
Taxes other than Taxes based upon or related to
income, be deemed to be the amount of such Tax for
the entire taxable period multiplied by a fraction
the numerator of which is the number of days in
the taxable period ending as of the Effective Time
and the denominator of which is the number of days
in the entire taxable period, and (y) in the case
of any Tax based upon or related to income, be
deemed to be equal to the amount which would be
payable if the relevant taxable period ended as of
the Effective Time pursuant to an interim closing
of the books. Except as provided in Section
2.7(a), any Taxes incurred by reason of the
transactions occurring on or before the Effective
Time as contemplated by this Agreement shall be
treated as occurring in a Pre-Closing Period.
		(e)	The Buyer and Emerson agree to
furnish or cause to be furnished to each other,
upon request, as promptly as practical, such
information (including reasonable access to books
and records) and assistance as is reasonably
necessary for the filing of any Tax return, the
conduct of any Tax audit, and for the prosecution
or defense of any claim, suit or proceeding
relating to any Tax matter.  Any Tax audit or
other Tax proceeding shall be deemed to be a third
party claim subject to the procedures set forth in
Section 9.4 of this Agreement.
		(f)	In the event of a third-party claim
for Taxes of the Transferred Subsidiaries or Taxes
relating to the Purchased Assets or Assumed
Liabilities, the Buyer will permit the Sellers, at
their expense, to control any proceeding relating
to any taxable year or period ending on or before
the Effective Time; provided that the Sellers have
retained liability for such Taxes hereunder.  The
Sellers will not settle or otherwise compromise
any issue or matter relating to the non-United
States Transferred Subsidiaries without the
Buyer's prior written consent, which will not be unreasonably withheld. If the Sellers do not assume the defense of any such proceeding, the
Buyer may, without any effect to its right of indemnification by the Sellers under this Section, defend the same in such manner as it may deem
appropriate including but not limited to settling
such proceeding..
		(g)	Seller will prepare all United
States Federal and State income Tax returns for
the Transferred Subsidiaries covering taxable
periods ending on or before the Effective Time.
With respect to any Tax return of a Transferred
Subsidiary required to be filed by the Buyer, its
Affiliates or the Transferred Subsidiary after the
Closing Date for Pre-Closing Periods or Straddle
Periods, the Buyer shall provide Emerson and its
authorized representatives with copies of such
completed Tax return at least 30 days prior to the
due date for filing such Tax return, and Emerson
and its authorized representatives shall have the
right to review such Tax return prior to the
filing thereof.  The Buyer and Emerson agree to
consult and resolve in good faith any issues
arising as a result of the review of such Tax
return by Emerson or its authorized
representatives prior to the filing of such Tax
return.  The Buyer shall not cause or permit a
Transferred Subsidiary or any Affiliate of the
Buyer to amend any Tax return, take any Tax
position on any Tax return or take any other
action for a Pre-Closing Period or carry-back any
loss or credit to a Pre-Closing Period that would
result in any increased Tax liability for Emerson,
any of Emerson's Affiliates or a Transferred
Subsidiary with respect to any Pre-Closing Period
without the prior consent of Emerson, which
consent shall not be unreasonably withheld.
		(h)	Except as provided in Section
2.7(g), the Buyer shall promptly pay or shall
cause prompt payment to be made to Emerson of all
refunds of Taxes and interest thereon received by,
or credited against Tax liability of the Buyer,
any Affiliate of the Buyer, or a Transferred
Subsidiary attributable to Taxes paid by Emerson
or a Transferred Subsidiary with respect to any
Pre-Closing Period; provided, however, no such
refund of Taxes and interest will be paid by the
Buyer, any Affiliate of the Buyer, or a
Transferred Subsidiary to the extent such refund
of Taxes and interest was shown as an asset on the
Closing Balance Sheet.
		(i)	Section 338(h)(10) Election.  The
Buyer and Emerson and their Affiliates, as
appropriate, agree to timely make an election
pursuant to Section 338(h)(10) of the U.S.
Internal Revenue Code, with respect to the sale of
Xomox-US and Xomox-Taiwan and to file such forms
as are necessary to effectuate such election, or
an equivalent election under state law, in
accordance with the terms of this Agreement.
Emerson and/or its Affiliates, as appropriate,
shall include in its federal consolidated income
Tax return or separate state income Tax return the
income attributable to the deemed sale of assets
pursuant to any Section 338(h)(10) election or
equivalent election under state law and agree to
pay any Tax liability resulting therefrom.
		(j)	The Buyer hereby agrees that in the
event it does not make or cause to be made an
effective Section 338(g) election under the Code
for the Transferred Subsidiaries other than Xomox-
U.S. and Xomox-Taiwan, then for the period after
Closing and through the close of each such
Transferred Subsidiary's taxable year (as defined
in the Code), the Buyer shall not cause or permit
the Transferred Subsidiaries for which a Code
Section 338(g) election has not been made to
engage in the following prohibited transactions:
			(i)	Declare or pay a dividend;
			(ii)	Make or cause to be made any
investment in U.S. property within the
meaning of Section 956 of the Code; or
			(iii)	Conduct business outside
the ordinary course or engage in any
transaction outside the ordinary course (in
either case based upon the Transferred
Subsidiary's historic activities) if such
business or activities would impact the
amount or character of Emerson's gross income
reportable under Section 1248 of the Code,
the amount of Emerson's associated deemed-
paid foreign taxes within the meaning of
Section 902 of the Code that are associated
with the Section 1248 inclusion or the amount
of Emerson's subpart F income within the
meaning of Section 952 of the Code.
		(k)	The Buyer agrees to indemnify and
hold harmless Emerson and its Affiliates from and
against any United States consolidated federal
income tax liability incurred by Emerson and its
Affiliates in excess of the United States
consolidated federal income tax liability that
Emerson and its Affiliates would have incurred
assuming (i) that a valid and effective election
under Section 338(h)(10) of the Code had been made
by Emerson and the Buyer for Xomox-US, and (ii)
for all Transferred Subsidiaries other than Xomox-
US, that a valid and effective election under
Section 338(g) of the Code had been made by the
Buyer (regardless of whether in fact such an
election is made or could be made with respect to
FXSL, Xomox-India or any Transferred Subsidiary).
 In addition to any amount payable pursuant to the
preceding sentence, the Buyer shall pay an amount
to Emerson to compensate it and its affiliates for
the actual income tax costs resulting from such
payment (as well as any payment made pursuant to
this sentence). Notwithstanding the foregoing, no indemnification will be due under this paragraph if Sellers' actions prevent the Section 338(g) or
338(h)(10) election from being effective.
		(l)	The Buyer hereby agrees with
Emerson that this Agreement reflects their
agreement with respect to an overall transaction
for U.S. federal income tax purposes, which
involves the distribution or transfer by Xomox-
U.S. pursuant to Section 2.10(a) hereof of any
Excluded Assets to its sole shareholder, Emerson
Electric (U.S.) Holding Corporation, prior to the
sale of Xomox-U.S. shares hereunder as to which
the Buyer and Emerson will jointly make the
Section 338(h)(10) election pursuant to Section
2.7(g) hereof.  Emerson hereby confirms that this
Agreement and the transactions taken pursuant
hereto shall constitute a plan of liquidation for
U.S. federal income tax purposes, and that the
distribution or transfer of the Excluded Assets to
Emerson Electric (U.S.) Holding Corporation will
be part of that plan of liquidation.
		(m)	All Tax sharing agreements or
similar agreements (other than this Agreement)
between the Transferred Subsidiaries and Emerson
and any of its Affiliates shall be terminated as
of the Closing Date, and there will be no
liability to the Buyer, Emerson, Sellers or the
Transferred Subsidiaries under any such agreement
following the Closing Date.
	2.8	Allocation of Purchase Price.
		(a) 	Schedule 2.8 sets forth the
allocation of the Purchase Price among the Purchased
Assets and the Transferred Subsidiaries.  Emerson and
the Buyer shall report the acquisition of the Purchased Assets and the Transferred Subsidiaries for all Tax
purposes in a manner consistent with such allocation,
and shall take no position inconsistent therewith or contrary thereto. The allocation may not be amended or changed without the mutual written consent of the parties.
		(b)	Within 7 months following the
Closing Date, the Buyer will provide a completed Form
8594 for Xomox U.S. and Xomox Taiwan reflecting the allocation of the Aggregate Deemed Sale Price ("ADSP Allocation") to the assets owned by Xomox-U.S. and Xomox-Taiwan, prepared in accordance with the regulation under Section 338 and consistent with
Schedule 2.8.  Within 20 days after its receipt of the
Asset Acquisition Statement and the ADSP Allocation,
Emerson shall propose to the Buyer any changes or will
be deemed to have indicated its concurrence with the
Asset Acquisition Statement and the ADSP Allocation. Thereafter, the Buyer shall provide to Emerson from time to time revised copies of the Asset Acquisition Statement and ADSP Allocation (each, a "Revised
Statement") so as to report any matters that require updating. Within 20 days after the receipt of any
Revised Statement, Emerson shall propose to the Buyer
any changes to the Revised Statement or will be deemed
to have indicated its concurrence therewith.  The Buyer
and Emerson shall endeavor in good faith to resolve any differences with respect to any Revised Statement within 20 days after the Buyer's receipt of notice of objection or suggested changes from Emerson.
	(c)	If Emerson withholds its consent to such
allocation and the Buyer and Emerson are unable to
resolve any differences that, in the aggregate, are
material in relation tot he Purchase Price, then any remaining disputed matters shall be finally and conclusively determined by the Accounting Firm.
Promptly, but not later than 10 days after its
acceptance of its appointment, the Accounting Firm
shall determine those matters in dispute and will
render a written report as to the disputed matters and
the resulting allocation, which report will be
conclusive and binding upon the Parties. The Buyer and Emerson shall, subject to the requirements of any applicable Tax law or election, file all Tax Returns
and reports consistent with the allocation provided by
the Accounting Firm.
2.9  	Completion of Transfers.
		(a)	The entire beneficial interest in
and to, and the risk of loss with respect to, the
Shares, the Purchased Assets and the Assumed
Liabilities, shall, regardless of when legal title
thereto shall be transferred to the Buyer and the
Buyer Subsidiaries, pass to the Buyer and the
Buyer Subsidiaries at Closing as of the Effective
Time.  All operations of the Business shall be for
the account of Sellers up to and including the
Effective Time and shall be for the account of the
Buyer and the Buyer Subsidiaries thereafter.  In
the event legal title to any of the Shares or the
Purchased Assets is not transferred at Closing,
the Seller of such Shares or Purchased Assets
shall hold such Shares or Purchased Assets as
nominee for the Buyer until completion of such
transfers.
		(b)	In the event that the legal
interest in any of the Shares or the Purchased
Assets to be sold, assigned, transferred or
conveyed pursuant to this Agreement, or any claim,
right or benefit arising thereunder or resulting
therefrom cannot be sold, assigned, transferred or
conveyed hereunder as of the Closing Date because
any waiting or notice period has not expired or
any consents or approvals required for such
transfer have not been obtained or waived, then
the legal interest in such Shares or Purchased
Assets shall not be sold, assigned, transferred or
conveyed unless and until such waiting or notice
period shall have expired or until approval,
consent or waiver thereof is obtained.  Emerson
shall cause the Sellers, at their expense, and the
Buyer shall and shall cause its Affiliates, at
their expense, to use commercially reasonable
efforts to cooperate in obtaining such consents or
approvals as may be necessary to complete such
transfers as soon as practicable.  The failure of
the Seller to obtain any required consents or
approvals prior to Closing other than with respect
to the transfer of the Shares of Xomox-U.S. and Xomox-Germany shall not affect the Buyer's obligations to close under this Agreement or to
pay, or cause to be paid, the Purchase Price.
Nothing in this Agreement shall be construed as an
attempt to assign to the Buyer or the Buyer
Subsidiaries any legal interest in any of the
Shares or the Purchased Assets which, as a matter
of law or by the terms of any legally binding
contract, engagement or commitment to which any of
Sellers or the Transferred Subsidiaries are
subject, is not assignable without the consent of
any other party, unless such consent shall have
been given.
		(c)	Pending the assignments,
conveyances and transfers referred to in paragraph
(b), Emerson shall cause Sellers to hold any such non-assigned Shares or Purchased Assets for the benefit and at the risk of the Buyer and shall
cooperate with the Buyer, without the payment of
any additional consideration by the Buyer, in any
lawful and reasonable arrangements designed to
provide the benefits of ownership thereof to the
Buyer.
2.10	Excluded Assets and Liabilities; Expenses.
		(a)	Emerson shall cause the Transferred
Subsidiaries to transfer to Sellers or their
designated Affiliates, without consideration, any
assets owned by them which are Excluded Assets and
shall cause Sellers or their designated Affiliates
to assume and to perform and discharge when due
all related liabilities and obligations.  Emerson
shall use its commercially reasonable efforts to
cause such transfers to be made on or prior to
Closing.  Any and all costs and expenses incurred
in transferring ownership of the Excluded Assets
to Sellers or their designated Affiliates,
including, but not limited to, applicable Taxes,
recording, registration and filing fees and
preparation of transfer documents, whether
incurred before or after Closing, shall be borne
by Sellers.
		(b)	Notwithstanding paragraph (a)
above, the Buyer shall bear all costs and expenses associated with the assignment to the Buyer and its Affiliates, and the recordation by them, of
Intellectual Property Rights.
		(c)	The Parties agree and acknowledge
that it is their expectation that (i) certain
amounts of cash (which the Parties will use their
reasonable best efforts to minimize) will be held
by or for the account of the Transferred
Subsidiaries at the Effective Time and (ii)
certain bank accounts which are currently owned by
the Transferred Subsidiaries and which will become
the property of the Buyer or a Buyer Subsidiary at
the Closing will contain certain amounts of cash
at the Effective Time.  The Parties agree that any
amounts of cash referred to in clauses (i) and
(ii) above at the Effective Time, notwithstanding
the definition of "Net Book Value" as contained
herein, shall be included in the Closing Balance
Sheet and the calculation of the Net Book Value of
the Business.
		(d)	The Parties agree and acknowledge
that it is their expectation that (i) certain
amounts of cash (which the Parties will use their
reasonable best efforts to minimize) will be held
by or for the account of the Business Sellers (in
respect of the Business) at the Effective Time and
(ii) certain bank accounts which are currently
owned by the Business Sellers (in respect of the
Business) and which will be transferred to Buyer
or a Buyer Subsidiary at the Closing will contain
certain amounts of cash at the Effective Time.
The Parties agree to cooperate with each other
prior to Closing in order to identify each of the
bank accounts of the Business Sellers to be
transferred to the Buyer or a Buyer Subsidiary and
to take all such reasonable action as may be
necessary in order to effectuate the transfer of
such bank accounts from the Business Sellers to
Buyer or a Buyer Subsidiary.  The Parties agree
that any amounts of cash held by or for the
account of a Business Seller at the Effective Time
which exist in a bank account which is transferred
to the Buyer or a Buyer Subsidiary at the
Effective Time, notwithstanding the definition of
"Net Book Value" as contained herein, shall be
included in the Closing Balance Sheet and the
calculation of the Net Book Value of the Business.
		(e)	To the extent permitted by law, the
entire beneficial interest in and to, and the risk
of loss with respect to, the Excluded Assets owned
by the Transferred Subsidiaries, shall, regardless
of when legal title is transferred, pass to
Sellers or their designated Affiliates at Closing
as of the Effective Time.  All operations with
respect to the Excluded Assets owned by the
Transferred Subsidiaries shall be for the account
of Sellers after the Effective Time.
		(f)	In the event that the legal
interest in any of the Excluded Assets owned by
the Transferred Subsidiaries to be assigned,
transferred or conveyed as contemplated by this
Agreement, or any claim, right or benefit arising
thereunder or resulting therefrom cannot be
assigned, transferred or conveyed to Sellers or
their Affiliates hereunder as of the Closing Date
because any waiting or notice period has not
expired or any consents or approvals required for
such assignment, transfer or conveyance have not
yet been obtained or waived, then the legal
interest in such Excluded Assets shall not be
assigned, transferred or conveyed unless and until
such waiting period has expired or until such an
approval, consent or waiver thereof is obtained.
Emerson shall cause Sellers, at their expense, and
the Buyer shall and shall cause its Affiliates, at
their expense, to use commercially reasonable
efforts to obtain such consents, waivers or
approvals as may be necessary to complete such
assignments, transfers or waivers and to obtain
satisfaction of conditions to transfer as soon as practicable. Nothing in this Agreement shall be construed as an attempt to assign to Sellers any
Excluded Assets which, as a matter of law or by
the terms of any contract, engagement or
commitment to which any Transferred Subsidiary is
subject, is not assignable without the consent of
any other party, unless such consents shall have
been given.
		(g)	Pending the assignments,
conveyances and transfers referred to above, the
Buyer or its Affiliates shall cause the relevant
Transferred Subsidiaries to hold any such non-
assignable Excluded Assets for the benefit and at
the risk of Sellers and to cooperate with Sellers
in any lawful and reasonable arrangements designed
to provide the benefits of ownership thereof to
Sellers.
		(h)	Prior to the Closing, Emerson shall
cause all Excluded Liabilities to be either (i)
paid in full, or (ii) assumed by Emerson (or an
Affiliate(s) of Emerson), in which event Emerson
(and such Affiliate(s)) will indemnify and hold
Buyer and the Transferred Subsidiaries harmless
with respect thereto on the terms and subject to
the conditions set forth in Article IX.
	2.11	Assumed Liabilities.  As of the
Effective Time, the Buyer agrees and undertakes
to, or to cause the Buyer Subsidiaries to, assume
and to duly and properly perform and discharge the
Assumed Liabilities.
	2.12	India Joint Venture.
(a)	Xomox-U.S. is the owner of a 49%
interest in FXSL (the "FXSL Interest"), which
operates a Fisher Valve business (the "Fisher
Business").  The ownership interest in such Fisher
Business is an Excluded Asset and is not part of
the Business.  FXSL also conducts operations
relating to the Business, and the ownership
interest in such Business is a part of the assets
to be transferred to the Buyer hereunder. The
ownership interest in the Fisher Business shall be transferred to Emerson or its designated Affiliate and the ownership interest in the Business shall
be transferred to the Buyer or its designated
Affiliate, in accordance with the procedures set
forth in this Section 2.12.
(b)	As soon as practicable following the
Closing, the Parties will take such actions as are
necessary to de-merge FXSL (the "De-merger") in
accordance with Sections 391 and 394 of the
Companies Act, 1956, of India.  Pursuant to the
De-merger, the portion of the Business held in
FXSL shall be transferred to Xomox-India and the
Fisher Business shall remain in FXSL.  The De-
merger shall be on terms and conditions which
provide that the Fisher Business shall continue to
have substantially the same assets and liabilities
and substantially the same legal rights and
obligations which it had immediately prior to the
Closing, with only those changes which are pre-
approved in writing by Emerson, and Xomox-India
shall continue to have substantially the same
assets and liabilities and substantially the same
legal rights and obligations which applied to
FXSL's conduct of the Business immediately prior
to the Closing, with only those changes which are pre-approved in writing by the Buyer. Both
Parties shall be entitled to participate in any
and all negotiations and substantive discussions
with the majority owner of FXSL regarding the
terms of the De-merger.  The costs of the De-
merger will be borne by Emerson.
(c)	Upon completion of the De-merger, the
FXSL Interest shall be retained by or transferred
to Emerson or its designated Affiliate and the 49%
ownership interest in Xomox-India resulting from
the De-merger (the "X-I Interest") shall be
retained by or transferred to Buyer or its
designated Affiliate, as follows:
	(i)	In the event prior to Closing, (A)
the necessary approvals and other steps required
to allow the transfer of the FXSL Interest to
Emerson or its designated Affiliate have been
obtained, and (B) agreement has been reached with
the owner of the remaining interest in FXSL on the
terms of the De-merger, which agreement is
acceptable to the Parties, their approval not to
be unreasonably withheld, then the FXSL Interest
shall be transferred to Emerson or such Affiliate
of Emerson and held until completion of the De-
merger.
	(ii)	In the event the conditions
specified in subparagraph (i) above have not been
satisfied prior to Closing, the FXSL Interest
shall be retained by Xomox-U.S. until completion
of the De-merger.
(d)	Until completion of the De-merger and,
if applicable, transfer of the FXSL Interest to
Emerson or its designated Affiliate and transfer
of the X-I Interest to Buyer or its designated
Affiliate, the Parties shall take such steps as
necessary so that matters relating to FXSL with
respect to the Fisher Business shall be under the
control and for the account of Emerson, and
matters relating to FXSL with respect to the
Business shall be under the control and for the
account of Buyer.  Without limiting the generality
of the foregoing, as applicable:
	(i)	the Buyer shall consult with
Emerson regarding any decision to be made or
action to be taken with regard to the Fisher
Business by the holder of the FXSL Interest
and by the directors of FXSL designated by
the holder of the FXSL Interest, and take
such actions as are reasonably directed by
Emerson with regard to the Fisher Business
(and Emerson shall indemnify Buyer with
respect to such actions);
	(ii)	Emerson shall consult with the
Buyer regarding any decision to be made on
actions to be taken with the regard to the
Business by the holder of the FXSL Interest
and by the directors of FXSL designated by
the holder of the FXSL Interest, and take
such actions as are reasonably directed by
Buyer with regard to the Business (and Buyer
shall indemnify Emerson with respect to such
actions);
	(iii)	the Parties shall not change
any of the terms or provisions of the
governing documents of FXSL or the joint
venture agreements, licenses or other similar
agreements related to FXSL, in each case to
the extent related to the Fisher Business
without the prior written approval of Emerson
or to the extent related to the Business
without the prior written approval of the
Buyer, such approval not to be unreasonably
withheld;
	(iv)	the Buyer shall promptly provide
Emerson with any periodic financial reports
received by the Buyer, its Affiliates, or the
directors of FXSL designated by it which
contain information regarding the Fisher
Business and Emerson shall promptly provide
the Buyer with any periodic financial reports
received by Emerson, its Affiliates or the
directors of FXSL designated by it which
contain information regarding the Business;
	(v)	the Parties shall take such actions
as may be required to elect and retain on the
board of FXSL an equal number of the
designees of each of Emerson and the Buyer;
	(vi)	the Parties shall take such
commercially reasonable actions as may be
required to obtain for Emerson such
information concerning the Fisher Business as
Emerson may reasonably request and to obtain
for the Buyer such information concerning the
Business as the Buyer may reasonably request;
and
	(vii)	any dividend or distribution
received by the holder of the FXSL Interest
shall be divided between Emerson and the
Buyer in proportion to the operating income
of the Fisher Business and of the Business as
conducted by FXSL.
2.13	F-R Hungary and other Deferred Closings.
(a)	The closing of the transactions
contemplated by this Agreement in relation to the
Purchased Assets and Assumed Liabilities of F-R
Hungary shall be on such date (the "Hungary
Closing Date") as mutually agreed upon by the
Parties as soon as practicable following such time
as the Buyer has established an Affiliate in
Hungary and all governmental and third party
consents required for the transfer of such
Purchased Assets and Assumed Liabilities shall
have been obtained.  The Buyer will use all
commercially reasonable efforts to promptly
establish such entity and obtain such consents and approvals. On the Hungary Closing Date the Buyer shall pay F-R Hungary US$2,800,000.00 (the
"Hungary Payment").
(b)	The Base Balance Sheet reflects a net
book value of the Xomox Division of F-R Hungary of US$2,585,155 (the "Hungary Base Amount") and the
Hungary Amount will be included on the Closing
Balance Sheet.
(c)	As soon as reasonably practicable
following the Hungary Closing Date, and in any
event no later than 90 days thereafter, Buyer
shall cause to be prepared and delivered to
Emerson a separate balance sheet for F-R Hungary
as of the Hungary Closing Date, prepared
consistently with the calculation of the Hungary
Base Amount and in accordance with GAAP and the
applicable provisions of this Agreement.  The net
book value of F-R Hungary as reflected on such
balance sheet is referred to herein as the
"Hungary Closing Amount."  The Buyer shall permit
Emerson and its accountants to review promptly
upon request all records necessary for the review
by Emerson of such balance sheet and the
calculation of the Hungary Closing Amount.
(d)	If Emerson disputes the Hungary Closing
Amount as calculated by the Buyer, within 90
calendar days after the date Emerson receives the
Buyer's calculation thereof, the Parties shall
follow the procedures set forth in Section 2.5;
provided, however, that for purposes of this
Section 2.13(d), references in Section 2.5 to the
"Closing Date" and "Net Book Value" shall be
deemed to be references to the "Hungary Closing
Date" and "Hungary Closing Amount," respectively.
 The Purchase Price shall be adjusted as follows,
based on the Hungary Closing Amount determined
pursuant to this Section 2.13:  Emerson shall pay
to the Buyer the amount by which the Hungary
Closing Amount is less than the Hungary Base
Amount, or the Buyer shall pay to Emerson the
amount by which the Hungary Closing Amount exceeds
the Hungary Base Amount, in either case, plus
interest, compounded annually, calculated from the
Hungary Closing Date to the date of payment at the
prime lending rate of Morgan Guaranty Bank.  Any
payment so required to be made by either Emerson
or the Buyer shall be by wire transfer of
immediately available funds, not more than seven
(7) Business Days after final determination
thereof, to an account to be designated by the
payee at least two (2) Business Days prior to the
due date.
(e)	Until the Hungary Closing Date, F-R
Hungary will conduct business with Xomox-U.S. and
its Affiliates on the same price and the same
terms and conditions as are existing prior to the
Closing Date and neither Emerson nor F-R Hungary
will make any material change to the operations of
F-R Hungary (in respect of the Business) without
the prior consent of the Buyer, which consent will
not be unreasonably withheld.  All operations of
F-R Hungary prior to the Hungary Closing Date
shall be for the account of and the benefit of
Emerson and F-R Hungary.
(f)	In the event that the necessary
governmental approvals or third party consents
have not been obtained prior to the Closing Date
with respect to the transfer of the Purchased
Assets or Assumed Liabilities of any Business
Seller other than F-R Hungary, then such Purchased
Assets and Assumed Liabilities shall be held and
transferred in accordance with Section 2.9 of this Agreement. Such delay in the consummation of transfer of ownership shall not delay the Closing
or affect the payment of the Purchase Price.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF EMERSON
	Emerson hereby makes the following
representations and warranties, each of which is true
and correct on the date hereof and shall survive the
Closing Date and the transactions contemplated hereby
to the extent set forth herein.
3.1	Existence and Power.
		(a)	Emerson has the corporate power and
authority to execute and deliver this Agreement,
to perform its obligations hereunder, and to
consummate the transactions contemplated hereby.
Each of the Sellers has the corporate power and
authority to enter into the Business Transfer
Agreement or Stock Purchase Agreement to which it
will become a party, to transfer the Shares or the
Purchased Assets and to consummate the
transactions contemplated hereby and thereby.
		(b)	Each of the Sellers and the
Transferred Subsidiaries is duly organized,
validly existing and in good standing under the
laws of the respective jurisdictions set forth on
Disclosure Schedule 3.1.
		(c)	No Seller or any Transferred
Subsidiary is a party to, subject to or bound by
any Contract, Encumbrance or Law which would (i)
be breached or violated or its obligations
thereunder accelerated or increased (whether or
not with notice or lapse of time or both) in any
material respect by the execution or delivery by
Emerson of this Agreement or the performance by
any Seller of the transactions contemplated by
this Agreement, or (ii) prevent the carrying out
of the transactions contemplated hereby.  Except
as set forth in this Agreement or on Disclosure
Schedule 3.1, no permit, consent, waiver, approval
or authorization of, or declaration to or filing
or registration with, any governmental or
regulatory authority or third party is required in connection with the execution, delivery or performance of this Agreement by Emerson or the
consummation by the Sellers of the transactions
contemplated hereby.  The consummation of the
transactions contemplated hereby will not result
in the creation of any Encumbrance against the
Purchased Assets or any Transferred Subsidiary or
any of its properties or assets.  Except as set
forth in this Agreement or on Disclosure Schedule
3.1, no Contract to which any Business Seller (in
respect of the Business) or any Transferred
Subsidiary is a party or is otherwise bound has
been modified or amended, or any provision thereof
waived, in connection with obtaining any consent
or approval required to carry out the transactions
contemplated by this Agreement.
		(d)	Each of the Business Sellers and
the Transferred Subsidiaries has the power and
authority to own, lease and use its assets and to
transact the business in which it is engaged, and
holds all material authorizations, franchises,
licenses and permits required therefor.  Each of
the Transferred Subsidiaries is duly licensed or
qualified to do business and is in good standing
in each jurisdiction where such license or
qualification is required, except those
jurisdictions where the failure to be so licensed
or qualified would not, individually or in the
aggregate, have a Material Adverse Effect.
	3.2	Valid and Enforceable Agreement;
Authorization.  This Agreement has been duly executed
and delivered by Emerson and constitutes a legal, valid
and binding obligation of Emerson, enforceable against Emerson in accordance with its terms. Each of the
Business Transfer Agreements and Stock Purchase
Agreements to be entered into pursuant to this
Agreement, shall, when executed and delivered, have
been duly executed and delivered by the applicable
Seller and shall constitute the legal, valid and
binding obligation of such Seller, enforceable against
such Seller in accordance with its terms.  The
execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized, approved and ratified by all necessary corporate action on the part of Emerson.
Emerson has full corporate authority to enter into and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. Emerson has full power and
authority to cause each of the Business Sellers and
Share Sellers to consummate the transactions
contemplated hereby.
	3.3	Capitalization and Ownership.  All of
the outstanding shares of capital stock or other equity interests in each of the Transferred Subsidiaries are held of record and beneficially owned solely by Xomox-
U.S. or the Share Sellers (or by their respective
nominees set forth on Disclosure Schedule 3.3), free
and clear of all Encumbrances, and are validly issued
and are fully paid and non-assessable.  Except as set
forth on Disclosure Schedule 3.3, the Transferred Subsidiaries do not, directly or indirectly, beneficially own or hold of record capital stock or
other securities of, or any proprietary interest in,
any person or control the management policies of any
other person.  Disclosure Schedule 3.3 sets forth for
each of the Transferred Subsidiaries (a) the number of shares of authorized capital stock or other equity interests, (b) the number of issued and outstanding shares of each class of its capital stock or other
equity interests, and (c) the names of its directors (supervisory and management) and elected officers.
Emerson has made available, or will make available
prior to Closing, to the Buyer correct and complete
copies of the organizational documents relating to each
of the Transferred Subsidiaries, each as amended to
date. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts
or commitments that could require any Seller to sell, transfer or otherwise dispose of any capital stock or other equity interest of any Transferred Subsidiary, or
that could require any Transferred Subsidiary to issue,
sell or otherwise cause to become outstanding any of
its own capital stock or other equity interests.  There
are no outstanding stock appreciation, phantom stock,
profit participation or similar rights with respect to
any Transferred Subsidiary.  There are no voting
trusts, proxies or other agreements or understandings
with respect to the voting of any capital stock or
other equity interests of any Transferred Subsidiary.
The minute books, stock certificate books and stock
record books of each of the Transferred Subsidiaries
are correct and complete in all material respects.
None of the Transferred Subsidiaries is in material
default under or in material violation of any provision
of its organizational documents.
3.4	Financial Statements.  Attached as Disclosure
Schedule 3.4(a) are the Financial Statements.  The
Financial Statements (i) were derived from the books
and records of the Business and (ii) present fairly the financial position and results of operations of the
Business at the dates and for the periods indicated in accordance with GAAP except as described in Disclosure
Schedule 3.4(a).  Subject to the adjustments set forth
on Schedule 2.4(b), the Base Balance Sheet was prepared
in accordance with GAAP (subject to the exclusion of footnotes and normal year-end adjustments, none of which are expected to be material), applied on a basis consistent with that used in the preparation of the Financial Statements, and presents fairly the financial condition of the Business as of the date indicated
therein.  Subject to the adjustments set forth on
Schedule 2.4(b), the Financial Statements and the Base Balance Sheet are consistent in all material respects with the books and records of the Business, which books
and records are correct and complete in all material
respects.
	3.5	Absence of Certain Developments.  Except
for the pre-closing restructuring transactions set
forth on Schedule 6.1 and the impact of the transfer or other exclusion of the Excluded Assets and Excluded Liabilities, and except as set forth in Disclosure
Schedule 3.5, since September 30, 2000, neither the
Business nor Sellers (in respect of the Business) nor
any of the Transferred Subsidiaries has:
		(a)	suffered a Material Adverse Effect;
		(b)	incurred any liability or entered
into any transaction except in the Ordinary Course
and except for liabilities and transactions that
have not, individually or in the aggregate, had a
Material Adverse Effect;
		(c)	suffered any material adverse
change in its relationship with any of the
suppliers, customers, distributors, lessors,
licensors, licensees or other third parties which
are material to the Business;
		(d)	increased the rate or terms of
compensation or benefits payable to or to become
payable by it to its directors, officers or
employees receiving an annual salary in excess of
the equivalent of US $100,000 or increased the
rate or terms of any bonus, pension or other
employee benefit plan covering any of its
directors, officers or employees, except in each
case increases occurring in the Ordinary Course in accordance with its customary practice (including normal periodic performance reviews and related
compensation and benefits increases);
		(e)	waived any claims or rights of
material value other than in the Ordinary Course;
		(f)	sold, leased, licensed or otherwise
disposed of any of its material assets, other than
in the Ordinary Course;
		(g)	amended or terminated any material
Contract to which it is or was a party other than
in the Ordinary Course; or
		(h)	except as required as the result of
changes in GAAP, changed in any material respect
any of its accounting principles or practices or
revalued in any material respect any of its assets
or properties, other than write-downs of inventory
or accounts receivable in the Ordinary Course or
changes resulting from the matters set forth of
Schedules 2.4(b) and 6.1;
		(i)	tendered any bid, entered into any
Contract or commitment or engaged in any
transaction not in the Ordinary Course;
		(j)	made any Tax election, settled or
compromised any Tax liability or executed any
waiver of restrictions on assessment or collection
of any Tax which would have an adverse impact on
the Transferred Subsidiaries for any Post-Closing
Period;
		(k)	materially accelerated the
collection of accounts receivable or materially
delayed the payment of accounts payable;
		(l)	settled or compromised any material
claim, action, suit, proceeding or investigation;
		(m)	committed to do any of the things
set forth in clauses (a) through (l) above.
3.6	Taxes.
		(a)	Except as set forth on Disclosure
Schedule 3.6, all Tax returns in respect of Pre-
Closing Periods required to be filed with respect
to the Transferred Subsidiaries or Purchased
Assets have been filed in a timely manner.  All
such Tax returns are true, correct and complete in
all material respects.  Except as set forth on
Disclosure Schedule 3.6, Sellers and the
Transferred Subsidiaries have not requested any
extension of time to file any Tax return for any
period that has not since been filed.  All Taxes
of the Transferred Subsidiaries and all Taxes
relating to the Purchased Assets (other than
Excluded Liabilities and Taxes reflected as
liabilities on the Closing Balance Sheet), have
been paid to the extent due.
		(b)	The Transferred Subsidiaries have
and will have no additional liability for non-
income Taxes with respect to any Tax Return which
was required by applicable legal requirements to
be filed on or before the Closing Date, other than
those reflected as liabilities on the Closing
Balance Sheet.  The amounts reflected as
liabilities on the Closing Balance Sheet for all
non-income Taxes are adequate to cover all unpaid liabilities for all non-income Taxes, whether or not disputed, that have accrued with respect to or
are applicable to the period ended on and
including the Closing Date or to any years and
periods prior thereto and for which any
Transferred Subsidiary may be directly or
contingently liable in its own right or as a
transferee of the assets of, or successor to, any
Person.
		(c)	No federal, state, local or foreign
audits or other proceedings exist with regard to
any Taxes or Tax returns relating to the
Transferred Subsidiaries, FXSL, or the Purchased
Assets. Neither the Sellers nor the Transferred Subsidiaries have received any written notice that an audit or other proceeding is pending or
threatened with respect to any Taxes due from or
with respect to the Transferred Subsidiaries or
the Purchased Assets or any Tax Return filed by or
with respect to the Transferred Subsidiaries or
the Purchased Assets.  Except as set forth on
Disclosure Schedule 3.6, neither the Sellers nor
the Transferred Subsidiaries have granted or been
requested to grant any waiver of any statutes of
limitations applicable to any claim for Taxes.
Except as disclosed on Disclosure Schedule 3.6 all
Tax deficiencies that have been claimed, proposed
or asserted in writing against Sellers or the
Transferred Subsidiaries have been fully paid or
finally settled, and no issue has been raised in
writing in any examination which, by application
of similar principles, could be expected to result
in the proposal or assertion of a Tax deficiency
for any other year not so examined.
		(d)	To Emerson's knowledge, no position
has been taken on any Tax return with respect to
the Business for a taxable year, for which the
statute of limitations for the assessment of any
Taxes with respect thereto has not expired, that
is contrary to any publicly announced position of
a taxing authority or that is substantially
similar to any position which a taxing authority
has successfully challenged in the course of an
examination of a Tax return of the Sellers or any
Transferred Subsidiary.
		(e)	There are no outstanding requests
for rulings with any taxing authority that to
Emerson's knowledge would affect the Transferred Subsidiaries for any Post-Closing Period. None of
the Transferred Subsidiaries has (i) executed,
become subject to, or entered into any closing
agreement pursuant to Code Section 7121 or any
similar or predecessor provision thereof under the
Code or other Tax law or (ii) received approval to
make or agreed to a change in accounting method,
which closing agreement or change in accounting
method would materially affect any Post-Closing
Period.  None of the Transferred Subsidiaries has
any application pending with any taxing authority
requesting permission for any change in accounting
method.
		(f)	All Taxes that each Transferred
Subsidiary is required by law to withhold or
collect, including sales and use taxes and amounts
required to be withheld for Taxes of employees,
have been duly withheld or collected and, to the
extent required, have been paid over to the proper
taxing authority or are held in separate bank
accounts for such purpose.
		(g)	None of the Transferred
Subsidiaries is or has been a United States real
property holding corporation (as defined in Code
Section 897(c)(2)) during the applicable period
specified in Code Section 897(c)(1)(A)(ii).
		(h)	There are no Encumbrances relating
to the payment or non-payment of Taxes upon any of
the Purchased Assets or the assets owned by the
Transferred Subsidiaries, other than Permitted
Encumbrances.
		(i)	No Transferred Subsidiary has made
or become obligated to make, and no Transferred
Subsidiary will, as a result of any transaction
contemplated by this Agreement, become obligated
to make, any payments that could be nondeductible
by reason of Section 280G (without regard to
subsection (b)(4) thereof) or 162(m) of the Code.
 No Transferred Subsidiary shall be required to
"gross up" or otherwise compensate any individual
because of the imposition of any excise tax on
such a payment to the individual.
		(j)	Emerson Electric (U.S.) Holding
Corporation filed a consolidated federal income
tax return with Xomox U.S. and Xomox-Taiwan for
the taxable year immediately preceding the current
taxable year and that Emerson Electric (U.S.)
Holding Corporation is eligible to make an
election under Section 338(h)(10) of the Code (and
any comparable election under state, local or
foreign tax law) with respect to Xomox U.S. and
Xomox-Taiwan.
		(k)	Except for the group of which
Xomox-U.S. and Xomox-Taiwan are currently a
member, neither company has ever been a member of
an affiliated group of corporations, within the
meaning of Section 1504 of the Code.
		(l)	The Transferred Subsidiaries will
not be a party to any tax-sharing or tax-
allocation agreements as of the Effective Time.
		(m)	Seller has not, and will not, make
a "check-the-box" election to treat Xomox-
Germany/OHG as a partnership for U.S. federal
income tax purposes.
		(n)	None of the Purchased Assets and
none of the assets of the Transferred Subsidiaries
directly or indirectly secures any debt the
interest on which is tax exempt under Section 103
of the Code.   None of the assets of the Business
is "tax-exempt use property" within the meaning of
section 168(h) of the Code.
		(o)	To Emerson's knowledge, except as
disclosed in Disclosure Schedule 3.6, none of the Transferred Subsidiaries has a permanent establishment as defined in any applicable Tax
treaty or convention. in any country other than
its country of incorporation or organization.
		(p)	Except as disclosed in Disclosure
Schedule 3.6, none of the Transferred Subsidiaries
is a party to any partnership or other arrangement
that would be treated as a partnership for federal
income tax purposes.
	3.7	Litigation.  Except as set forth on
Disclosure Schedule 3.7, there are no claims, actions, suits, proceedings or known investigations pending or, to Emerson's knowledge, threatened against any
Transferred Subsidiary or any of the Business Sellers
(in respect of the Business).  The Transferred
Subsidiaries and Business Sellers (in respect of the Business) are not subject to any orders, judgments, writs, injunctions or decrees of any court or
governmental or regulatory authority or body (excluding
any such matters of general applicability or applicable
to entities situated similarly to the Transferred Subsidiaries or Business Sellers rather than to them specifically). Disclosure Schedule 3.7 sets forth each instance in which any Transferred Subsidiary or
Business Seller (in respect of the Business) has
settled or otherwise compromised any claim, action,
suit, proceeding or investigation since January 1,
1998. There are no claims, actions, suits, proceedings
or known investigations pending or threatened against
the Emerson, any of the Seller's or any of Emerson's
other Affiliates, at law or in equity, which if
adversely determined would have a material adverse
effect on Emerson's and the Sellers' performance under
this Agreement or the consummation of the transactions contemplated hereby. There are no injunctions, decrees, orders or unsatisfied judgments outstanding
against or related to Emerson or any of the Sellers
which will interfere with Emerson's and the Sellers'
ability to consummate the transactions contemplated by
this Agreement.
	3.8	Product Warranty and Liability Claims.
Disclosure Schedule 3.8 sets forth the form of standard product warranties and guaranties extended by the
Business Sellers (in respect of the Business) and the Transferred Subsidiaries with respect to products sold and services rendered in connection with the operation
of the Business prior to the date of this Agreement.
To Emerson's knowledge, except as set forth on
Disclosure Schedule 3.8, there have not been any
material deviations from such warranties and guaranties
that would be binding on any Business Buyer or
Transferred Subsidiary after the Closing Date.  Except
as set forth on Disclosure Schedule 3.8, no Transferred Subsidiary or Business Seller (in respect of the
Business) has (a) recalled any of its products (whether
on a voluntary basis or as required by Law) since
January 1, 1998 or (b) received notice of any
unresolved claim in excess of $50,000 for personal
injury, death, or property or economic damages, or any unresolved claim for injunctive relief in connection with any product manufactured or sold by the
Transferred Subsidiaries or the Business Sellers (in
respect of the Business) excluding, however, claims not involving personal injury, death or the assertion of punitive, exemplary or other special damages made under or pursuant to standard contractual product or service warranties of the Transferred Subsidiaries or the
Business Sellers (in respect of the Business) in the
forms set forth on Disclosure Schedule 3.8.
3.9	Title to Properties.
		(a)	Disclosure Schedule 3.9(a) sets
forth a complete list of all real property (other
than leasehold  interests and Excluded Assets)
owned by any Transferred Subsidiary or Business
Seller in relation to the Business as of the date
hereof (the "Owned Real Property").  The
Transferred Subsidiaries and Business Sellers have
good fee simple (or equivalent) title to each of
the parcels of Owned Real Property, in all cases
free and clear of all Encumbrances, except
Permitted Encumbrances.
		(b)	Disclosure Schedule 3.9(b) sets
forth a list of all leases with respect to real
property providing for annual rental and other
payments in excess of the equivalent of US $25,000
to which any Transferred Subsidiary or Business
Seller (in relation to the Business) is a party as
of the date hereof (the "Leased Real Property").
Emerson has made available to the Buyer correct
and complete copies of each lease agreement listed
on Disclosure Schedule 3.9(b), each as amended to
date.  Each of the lease agreements set forth on
Disclosure Schedule 3.9(b) constitutes the
material terms of the agreement to which the
Transferred Subsidiaries and Business Sellers are
a party with respect to the real property leased
thereunder.
		(c)	Disclosure Schedule 3.9(c) sets
forth a list of all material leases with respect
to personal to which any Transferred Subsidiary or
Business Seller (in relation to the Business) is a
party as of the date hereof (the "Leased Personal Property"). Emerson has made available to the
Buyer correct and complete copies of each lease
agreement listed on Disclosure Schedule 3.9(c),
each as amended to date.
		(d)	Each of the leases set forth on
Disclosure Schedule 3.9(b) and Disclosure Schedule
3.9(c) is legal, valid and binding on the
applicable Transferred Subsidiary or Business
Seller and, to Emerson's knowledge, the other
party or parties thereto.   Except as set forth on
Disclosure Schedule 3.9(c), (i) no Transferred
Subsidiary or Business Seller or, to Emerson's
knowledge, any other party thereto is in breach in
any material respect of any term of any such lease
or has repudiated any term of any such lease, (ii)
no event, occurrence or condition exists that,
with the lapse of time, the giving of notice, or
both, would become a material default under any
such lease by any Transferred Subsidiary or
Business Seller or, to Emerson's knowledge, any
other party thereto and (iii) no Transferred
Subsidiary or Business Seller has waived or
released any of its rights under any such lease.
		(e)	Except as set forth on Disclosure
Schedules 3.9(a), 3.9(b) or 3.9(c), there are no
leases, tenancy agreements, easements, written
covenants, or written restrictions to which any of
the Transferred Subsidiaries or Business Sellers
is a party as of the date hereof which create or
confer on any person other than the Transferred
Subsidiaries and Business Sellers a right to use,
occupy or possess all or any of the Owned Real
Property or Leased Real Property or any portion
thereof or interest therein.
		(f)	There are no pending or, to
Emerson's knowledge, threatened or contemplated
condemnation or eminent domain proceedings that
affect the Owned Real Property or the Leased Real
Property.
		(g)	None of the Owned Real Property or
Leased Real Property or any part thereof has
suffered any material damage by fire or other
casualty that has not been restored.
		(h)	Except as set forth on Disclosure
Schedule 3.9(h), no parcel of Owned Real Property
or Leased Real Property is shared by the Business
and any other subsidiary, division or business
unit of Emerson or its Affiliates.
3.10	Condition of Real and Personal Property.
		(a)	Except as listed on Disclosure
Schedule 3.10, all of the buildings, offices and
other structures located on the Owned Real
Property or Leased Real Property have been
maintained in reasonable condition in the Ordinary
Course in a manner consistent with past
maintenance practices of the Business.
		(b)	Except as set forth in Disclosure
Schedule 3.10, all tangible personal property has
been maintained in reasonable operating condition
and repair, in the Ordinary Course in a manner
consistent with past maintenance practices of the
Business.
	3.11	Property; Title.  The Purchased Assets,
including without limitation the Business Sellers'
rights in the Leased Real Property and the Leased
Personal Property, and the assets, rights and
properties that the Transferred Subsidiaries will own
or have the right to use on the Closing Date, together
with the shared facilities, personnel or services to
which they will have access pursuant to the Transition Services Agreement, constitute all property, real and personal, tangible and intangible, primarily used by the Transferred Subsidiaries and the Business Sellers
to transact the Business as presently conducted, other
than the Excluded Assets.  The Transferred Subsidiaries
and the Business Sellers (in respect of the Business)
are the sole owners of all right, title and interest in
and to their respective assets reflected as owned on
the Financial Statements, free and clear of all
Encumbrances other than Permitted Encumbrances.  The
shared facilities, personnel and services to be covered
by the Transition Services Agreement are of a type and character that they can typically be replaced over a reasonable period of time at reasonable expense. There are no agreements in effect between Emerson or any of
its Affiliates and the Transferred Subsidiaries, other
than commercial agreements relating to purchases and
sales in the Ordinary Course, which would impose a
liability for payments in excess of $100,000 on the Transferred Subsidiaries following the Effective Time.
		3.12	Contracts.
		(a)	Disclosure Schedule 3.12 sets forth
a list of all Contracts (other than Contracts with
the Business' sales representatives or
distributors) to which a Business Seller (with
respect to the Business) or a Transferred
Subsidiary is a party as of the date hereof that
(i) involve payments in excess of US$100,000 in
any 12 month period, (ii) include guarantees of
any financial obligation of another person (other
than a Transferred Subsidiary), (iii) require such
Business Seller or Transferred Subsidiary to
provide a letter of credit or bond to any other
person, (iv) relate to any joint venture or
partnership, with another person or (v) include
provisions which impose non-competition
obligations on the Business following the
Effective Time (collectively, the "Material
Contracts").  Emerson has made available to the
Buyer correct and complete copies of each Material
Contract, each as amended to date.
		(b)	Each of the Material Contracts is
legal, valid and binding on the applicable
Transferred Subsidiary or Business Seller and, to
Emerson's knowledge, the other party or parties
thereto. The terms of all Material Contracts have
been complied with in all material respects by the applicable Business Seller or Transferred
Subsidiary and, to Emerson's knowledge, by the
other parties to such Material Contract, no event, occurrence or condition exists that, with the lapse of time, the giving of notice, or both,
would become a material default under any Material
Contract by any Transferred Subsidiary or Business
Seller or, to Emerson's knowledge, any other party
thereto, and no Transferred Subsidiary or Business
Seller has waived or released any of its rights
under any Material Contract other than in the
Ordinary Course.
		(c)	No applicable Business Seller or
Transferred Subsidiary has received any written
notice of any intention to terminate, repudiate or
disclaim any such Material Contract.
	3.13	Licenses and Permits.  Except as set
forth on Disclosure Schedule 3.13, the Transferred Subsidiaries and the Business Sellers (in respect of the Business) have all governmental permits, licenses
and authorizations necessary for the conduct of the
Business as presently conducted, and all such permits, licenses and authorizations are valid and in full force and effect in all material respects.
	3.14	Compliance with Laws.  Except as set
forth in Disclosure Schedule 3.14, the Transferred Subsidiaries and the Business Sellers (in respect of the Business) have complied in all material respects
with all applicable Laws.
	3.15	Environmental, Health and Safety
Matters.  Except as set forth on Disclosure Schedule
3.15, the Transferred Subsidiaries and the Business
Sellers (in respect of the Business) have complied with
all applicable Environmental, Health and Safety Laws.
Except as set forth on Disclosure Schedule 3.15, the Transferred Subsidiaries and the Business Sellers (in respect of the Business) have no remedial or other liabilities, under any Environmental, Health and Safety
Law with respect to the operations or properties of the Business. Except as set forth in Disclosure Schedules
3.8 or 3.15, there is no civil, criminal or
administrative claim, action, suit, proceeding or known investigation pending or, to Emerson's knowledge, threatened against any of the Transferred Subsidiaries
or Business Sellers (in respect of the Business)
relating to or arising from any Environmental, Health
and Safety Laws.  No notices of any alleged violation
of, alleged non-compliance with or any liability under
any Environmental, Health and Safety Law relating to
the operations or properties of the Business have been received by the Emerson or any of its Affiliates since January 1, 1998. Except as set forth on Disclosure
Schedule 3.5, no underground tank or other underground storage receptacle for Hazardous Materials is located on the Owned Real Property or the Leased Real Property.
 No material changes or alterations in the practices or operations of the Business as presently conducted are anticipated to be required under any Environmental,
Health and Safety Law or under any permit,
authorization or license issued to pursuant to any Environmental, Health and Safety Law.
3.16	Intellectual Property.
		(a)	Disclosure Schedule 3.16 sets forth
a list of all registered Intellectual Property
Rights which are used or held for use by the
Business Sellers in connection with the Business
as of the date of this Agreement, all of which
will be transferred by the Business Sellers to the
Buyer or its designated Affiliate at Closing and
all registered Intellectual Property Rights which
are used or held for use by the Transferred
Subsidiaries as of the date of this Agreement, all
of which will be owned by Transferred Subsidiaries
upon Closing.  Each of the foregoing Intellectual
Property Rights shall be owned and available for
use by the Buyer Subsidiaries and the Transferred Subsidiaries immediately after the Closing Date on substantially the same terms and conditions as in effect as of the date of this Agreement.
		(b)	Except as indicated on Disclosure
Schedules 3.16, no claim by any person or entity
contesting the validity or ownership of any of the Intellectual Property Rights is pending and, to
Emerson's knowledge, the use of the Intellectual
Property Rights listed on Disclosure Schedules
3.16, and the conduct of the Business as presently conducted, do not conflict with, infringe upon, misappropriate, or otherwise violate any proprietary rights of any person, nor, to
Emerson's knowledge are any of such Intellectual
Property Rights being infringed upon,
misappropriated or otherwise violated by any other
person.
		(c)	Disclosure Schedule 3.16(c) sets
forth a list of each license or sublicense
agreement with respect to a item of Intellectual
Property to which any Transferred Subsidiary or
Business Seller (in respect of the Business) is a
party or is otherwise bound (whether as licensor,
licensee, sublicensor or sublicensee) other than
rights with respect to software generally
available to the public on commercially reasonable
terms. Emerson has made available to the Buyer
correct and complete copies of each such license
or sublicense, each as amended to date.  Each such
license or sublicense is legal, valid and binding
on the applicable Transferred Subsidiary or
Business Seller and, to Emerson's knowledge, the
other party or parties thereto. The terms of all
such licenses and sublicense have been complied
with in all material respects by the applicable
Business Seller or Transferred Subsidiary and, to
Emerson's knowledge, by the other parties to such
license or sublicense, no event, occurrence or
condition exists that, with the lapse of time, the
giving of notice, or both, would become a default
under any such license or sublicense by any
Transferred Subsidiary or Business Seller or, to
Emerson's knowledge, any other party thereto, and
no Transferred Subsidiary or Business Seller has
waived or released any of its rights under any
such license or sublicense. Each of item of
Intellectual Property licensed by the Business
pursuant to the foregoing agreements shall be
available for use by the Buyer Subsidiaries and
the Transferred Subsidiaries immediately after the
Closing Date on substantially the same terms and
conditions as in effect as of the date of this
Agreement.
	3.17	Insurance.  Disclosure Schedule 3.17
sets forth a summary of the insurance maintained by
Emerson and its Affiliates in connection with the
Business. All such policies are in full force and
effect, are sufficient for compliance with all
applicable requirements of Law and all Material
Contracts to which the Business Sellers (in respect of
the Business) and the Transferred  Subsidiaries are
parties or subject.
3.18	Labor Matters.
		(a)	Except as set forth on Disclosure
Schedule 3.18, there is no material controversy
existing, pending or, to Emerson's knowledge,
threatened with any association or union or
collective bargaining representative of the
Employees of the Business.
		(b)	Except as set forth on Disclosure
Schedule 3.18, there is no charge or complaint
relating to unfair labor practice pending against
any Transferred Subsidiary or Business Seller
arising out of its activities in relation to the
Business, nor is there any labor strike, work
stoppage, material grievance or other material
labor dispute pending or, to Emerson's knowledge,
threatened against any Transferred Subsidiary or
Business Seller in relation to the Business.
		(c)	Except as set forth on Disclosure
Schedule 3.18, there is no employment agreement in
force between a Transferred Subsidiary or Business
Seller (in respect of the Business) and any of
their respective directors or officers which is
not terminable by the appropriate Transferred
Subsidiary or Business Seller without compensation
on less than three months' notice given at any
time. Except as set forth on Disclosure Schedule
3.18, there are no material consultancy or
management services agreements in existence
between any Transferred Subsidiary or Business
Seller (in respect of the Business) and any other
person, firm or company, and there are no material collective bargaining agreements between any
Transferred Subsidiary or Business Seller (in
respect of the Business) or any employers' or
trade association of which the Transferred
Subsidiary or Business Seller is a member and any
trade union, staff association or other body
representing employees or a substantial number of
them.  Emerson has provided or made available to
the Buyer correct and complete copies of each
agreement listed on Disclosure Schedule 3.18, each
as amended to date.  Each such agreement is legal,
valid and binding on the applicable Transferred
Subsidiary or Business Seller and, to Emerson's
knowledge, the other party or parties thereto. The
terms of all such agreements have been complied
with in all material respects by the applicable
Business Seller or Transferred Subsidiary and, to
Emerson's knowledge, by the other parties to such agreements, no event, occurrence or condition exists that, with the lapse of time, the giving of
notice, or both, would become a default under any
such agreement by any Transferred Subsidiary or
Business Seller or, to Emerson's knowledge, any
other party thereto, and no Transferred Subsidiary
or Business Seller has waived or released any of
its rights under any such agreement.
		(d)	Disclosure Schedule 3.18 (or a
letter dated the date hereof with respect to the
executive officers and other key managers of the
Business) sets forth a true and complete list of
all Employees, indicating their respective
positions and base salaries.
		(e)	Disclosure Schedule 3.18 sets forth
a true and complete list of each works council,
union or other labor organization which has to be
notified or consulted or with which negotiations
need to be conducted in connection with the
transactions contemplated by this Agreement and
each collective bargaining agreement which has any
impact on the terms and conditions of employment
with respect to the Employees.
3.19	Employee Benefit Matters.
		(a)	Disclosure Schedule 3.19 sets forth
all material U.S. and Non-U.S. employee benefit
plans, programs, policies and agreements of the
Transferred Subsidiaries or Business Sellers (in
respect of the Business) or otherwise applicable
to Employees as of the date hereof, including
plans and programs providing for pension,
retirement, profit sharing, savings, bonus,
deferred or incentive compensation,
hospitalization, medical, life or disability
insurance, vacation and paid holiday, termination
or severance pay, restricted stock, stock option
or stock appreciation rights benefit plans
("Benefit Plans").  Benefit Plans maintained in
the United States are hereinafter referred to as
"U.S. Benefit Plans"; other Benefit Plans are
referred to as "Non-U.S. Benefit Plans."  With
respect to each U.S. Benefit Plan, Emerson has
made available to the Buyer a copy of the plan
document or a summary thereof and, if applicable,
the most recent copies of the following:  summary
plan description, actuarial estimates of Benefit
Plan liabilities, Form 5500 with all attachments
for the last three years, audited financial
statements for the Benefit Plans for the last
three years, trust agreements, and determination
or qualification letter from the IRS.  With
respect to each Non-U.S. Benefit Plan, the Buyer
or its agents have been afforded the opportunity
to obtain a copy of the plan document or a summary
thereof, and where applicable, the most recent
copies of the following:  summary plan
description, actuarial estimates of Benefit Plan liabilities, audited financial statements for the
Benefit Plans, and trust agreements.
		(b)	Except as set forth in Disclosure
Schedule 3.19, each Benefit Plan has been
maintained and administered in compliance with
applicable Laws in all material respects.
		(c)	Disclosure Schedule 3.19 identifies
each of the U.S. Benefit Plans that is intended to
meet the requirements of Section 401(a) of the
U.S. Internal Revenue Code (the "Qualified
Plans").  With respect to each Qualified Plan, a
favorable IRS qualification determination letter
remains in effect and has not been revoked.  No
issue concerning qualification of any Qualified
Plan is pending before or, to Emerson's knowledge,
is threatened by the IRS.  Each Qualified Plan
complies in form and operation with the Code and
ERISA and has been administered according to its
terms, except for those terms that are
inconsistent with the changes required by
statutes, regulations, and rulings for which
changes are not yet required to be made, in which
case each Qualified Plan has been administered in
all material respects in accordance with the
provision of applicable statutes, regulations and
rulings.
		(d)	No Qualified Plan has suffered any
"accumulated funding deficiency," within the
meaning of ERISA Section 302 and Section 412 of
the U.S. Internal Revenue Code, whether or not
waived.  Emerson and its Affiliates have made full
and timely payment of, or have accrued pending
full and timely payment of, all amounts which are
required under the terms of each Qualified Plan
and in accordance with applicable laws to be paid
as a contribution to each Qualified Plan.
		(e)	None of the U.S. Benefit Plans set
forth on Disclosure Schedule 3.19 is a "multi-
employer plan" within the meaning of the
Multiemployer Pension Plan Amendments Act of 1980,
and no Business Seller or Transferred Subsidiary
presently maintains, contributes to or has any
liability (including current or potential
withdrawal liability) with respect to any such
"multi-employer plan".
		(f)	Neither Emerson nor any of its
Affiliates has any liability to the Pension
Benefit Guaranty Corporation ("PBGC") with respect
to any Plan other than current quarterly premiums
payable to the PBGC in the Ordinary Course.
Except as set forth on Disclosure Schedule 3.19,
there has been no "reportable event," as defined
in Section 4043(b) or (c) of ERISA, with any
respect to any Benefit Plan, for which notice has
not been waived.
		(g)	Neither Emerson nor any of its
Affiliates have made nor are they obligated to
make any nondeductible contributions to any
Qualified Plan.
		(h)	Except as listed in Disclosure
Schedule 3.19, no Benefit Plan is subject to Title
IV of ERISA.  No Seller, Transferred Subsidiary or
any Affiliate has incurred any outstanding
liability under Section 4062 of ERISA, or has
terminated any employee pension benefit plan
subject to Title IV of ERISA.  No proceeding by
the PBGC to terminate any such plan has ever been
instituted or threatened, no notice of any such
termination has been received and no conditions
exists which presents a material risk of
termination of any such plan.
		(i)	Neither Emerson nor any of its
Affiliates has engaged in any "prohibited
transaction," as defined in Section 4975 of the
U.S. Internal Revenue Code or ERISA Section 406
with respect to the U.S. Benefit Plans, and, to
Emerson's knowledge, all "fiduciaries," as defined
in Section 3(21) of ERISA, with respect to the
U.S. Benefit Plans, have complied with the
requirements of Section 404 of ERISA.
		(j)	Other than routine claims for
benefits, there are no actions, audits,
investigations, suits, or claims pending or, to
Emerson's knowledge, threatened against any of the
U.S. Benefit Plans or any fiduciary thereof or
against the assets of any of the U.S. Benefit
Plans.
		(k)	Except as set forth in Disclosure
Schedule 3.19, the consummation of the
transactions contemplated hereby will not
accelerate or increase any of the rights or
benefits to which Employees may be entitled under
any Benefit Plan.
		(l)	Except as set forth in Disclosure
Schedule 3.19, no Business Seller or Transferred
Subsidiary presently maintains, contributes to or
has any liability under any funded or unfunded
medical, health, or life insurance plan or
arrangement for retirees or terminated Employees,
except as required by the Consolidated Omnibus
Budget Reconciliation Act of 1985, as amended
("COBRA"), or state COBRA-type laws.
		(m)	Disclosure Schedule 3.19 sets each
forth the name of each Employee who is entitled to
a "change-in-control" or other similar payment as
a result of the transactions contemplated by this
Agreement, and the amount of such payment.  No
amount payable to any Employee or former Employee
as a result of the transactions contemplated by
this Agreement will be an "excess parachute
payment" which is non-deductible under Section
280G of the Code.
		(n)	There has been no act which would
result in a disallowance of a deduction or the
imposition of a tax under Section 4980B of the
Code, or any regulations promulgated thereunder,
for failure to comply with the group health plan continuation coverage requirements.
		(o)	No Business Seller or Transferred
Subsidiary has promised or announced, or has any
commitment to make any material benefit increases
or improvements, any amendment, modification or
restatement of any Benefit Plan, or any new
employee benefit plan, program or arrangement.
		(p)	The Financial Statements reflect
the cash costs of the pension benefits under the German Benefit Plan, and the accrued reserves reflected on the Financial Statements for the German Benefit Plan have been calculated in accordance with FAS 87 consistent with the actuarial assumptions set out in the most recent actuarial report for the German Benefit Plan (a copy of which has been provided to Buyer).

	3.20	Xomox-India.  Xomox-U.S. is the record
holder and sole beneficial owner, free and clear of all Encumbrances (other than as are imposed by the joint venture and other formation and governing documents
relating to FXSL, copies of which have been made
available to Buyer), of a 49% interest in FXSL. To the knowledge of Emerson (a) the statutory accounts of FXSL attached hereto as Disclosure Schedule 3.20 were prepared in accordance with the requirements of
applicable Law in all material respects, (b) since the
date of such statements the business of FXSL has been
operated in the Ordinary Course, and (c) there are no
pending proposals which would require the approval of Xomox-U.S. pursuant to the terms of the joint venture and other formation and governing documents relating to
FXSL.
	3.21	Brokers, Finders.  Other than JP Morgan
Division of Chase Securities Inc., whose fee shall be
paid by Emerson, no finder, broker, agent, or other intermediary, acting on behalf of the Sellers, is entitled to a commission, fee, or other compensation in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby.
	3.22	No Other Representations or Warranties.
 Except for the representations and warranties
contained in this Article III, neither Emerson, nor any
other person, makes any other express or implied representation or warranty on behalf of Emerson, the
Sellers or any other Affiliate of Emerson with respect
to the Business, the Transferred Subsidiaries, the
Purchased Assets, the Assumed Liabilities or otherwise
with respect to the subject matter of this Agreement.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER
Buyer hereby makes the following representations
and warranties to Emerson and the Sellers, each of
which is true and correct on the date hereof and shall
survive the Closing Date and the transactions
contemplated hereby to the extent set forth herein.
4.1	Existence and Power.
		(a)	The Buyer has the corporate power
and authority to enter into this Agreement, to
perform its obligations hereunder, and to
consummate the transactions contemplated hereby.
Each of the Buyer Subsidiaries has or will have as
of the Closing Date the corporate power and
authority to purchase the Shares or the Purchased
Assets and to consummate the transactions as
contemplated hereby.
		(b)	The Buyer is, and each of the Buyer
Subsidiaries will be on the Closing Date, duly
organized, validly existing and in good standing
under the laws of the respective jurisdictions set
forth on Disclosure Schedule 4.1.
		(c)	Neither Buyer nor any Buyer
Subsidiary is a party to, subject to or bound by
any Contract, Encumbrance or Law which would (i)
be breached or violated or its obligations
thereunder accelerated or increased (whether or
not with notice or lapse of time or both) by the
execution or delivery by Buyer of this Agreement
or the performance by Buyer or any Buyer
Subsidiary of the transactions contemplated by
this Agreement, or (ii) prevent the carrying out
of the transactions contemplated hereby.  Except
as set forth on Disclosure Schedule 4.1 or
otherwise provided for herein, no permit, consent,
waiver, approval or authorization of, or
declaration to or filing or  registration with,
any governmental or regulatory authority or third
party is required in connection with the
execution, delivery or performance of this
Agreement by the Buyer or the consummation by the
Buyer Subsidiaries of the transactions
contemplated hereby, except for any such permits,
consents, waivers, approvals, authorizations,
declarations, filings or registrations the failure
of which to obtain would not have a material
adverse effect on Emerson or its Affiliates or
upon the consummation of the transactions
contemplated hereby.
	4.2	Valid and Enforceable Agreement;
Authorization.  This Agreement constitutes a legal,
valid and binding obligation of the Buyer, enforceable
against it in accordance with its terms.  The execution
and delivery of this Agreement and the consummation of
the transactions contemplated hereby have been duly authorized, approved and ratified by all necessary action on the part of the Buyer.  The Buyer has full
authority to enter into and deliver this Agreement, to
perform its obligations hereunder, and to consummate
the transactions contemplated hereby.
	4.3	Brokers, Finders.  No finder, broker,
agent, or other intermediary, acting on behalf of the
Buyer or any of the Buyer Subsidiaries, is entitled to
a commission, fee, or other compensation in connection
with the negotiation or consummation of this Agreement
or any of the transactions contemplated hereby.
	4.4	Compliance with Securities Laws.  The
Buyer and the Buyer Subsidiaries, as applicable, are
acquiring the Shares for investment and not with a view
to distribution thereof, and will not sell, offer for
sale, pledge, transfer or otherwise dispose of the
Shares or any interest therein except in compliance
with the U.S. Securities Act of 1933, as amended, and
any other applicable federal, state or non-U.S.
securities laws.
	4.5	Litigation.  There are no actions,
suits, proceedings, orders or investigations pending or threatened against the Buyer, any of the Buyer
Subsidiaries or any of the Buyer's other Affiliates, at
law or in equity, which if adversely determined would
have a material adverse effect on the Buyer's and the
Buyer Subsidiaries' performance under this Agreement or
the consummation of the transactions contemplated
hereby.  There are no injunctions, decrees or
unsatisfied judgments outstanding against or related to
the Buyer or any of the Buyer Subsidiaries which could interfere with the Buyer's and the Buyer Subsidiaries'
ability to consummate the transactions contemplated by
this Agreement.
	4.6	Funds.  Buyer has, and at all times will
have, sufficient funds on hand or available pursuant to unconditional commitments to pay the Purchase Price and any adjustment thereof.
	4.7	No Knowledge of Breach of Emerson
Representation.  Buyer does not have actual knowledge
of any breach by Emerson of any of its representations
or warranties contained in this Agreement or any other agreements contemplated hereby.
	4.8	No Other Representations or Warranties.
 Except for the representations and warranties
contained in this Article IV, neither Buyer, nor any
other person, makes any other express or implied representation or warranty on behalf of Buyer or the
Buyer Subsidiaries.
ARTICLE V
EMPLOYEES
5.1	The Buyer's Obligations.
		(a)	In regard to the Closing (i) where
applicable law or rules provide for the automatic
transfer of employment of the Employees upon the
sale of the Business, (A) the Buyer or one of its
Affiliates shall assume and honor all terms and
conditions of employment in respect of the
Employees to the extent required to accomplish
such transfer of employment, (B) the Buyer and
Emerson agree to take such actions as are
reasonably practicable such that the employment of
the Employees will transfer to the Buyer or its
Affiliate as a matter of law as of the Effective
Time, and (C) the Buyer or one of its Affiliates
shall employ each Employee at the same salary and
wages payable by Emerson or its  Affiliates to
such Employee immediately prior to the Closing
Date and, as and to the extent required by Law,
shall maintain terms and conditions of employment
which are substantially comparable, taken as a
whole, to those provided by Emerson or its
Affiliates immediately prior to the Effective
Time, and (ii) where applicable Law or rules do
not provide for the automatic transfer of
employment of the Employees upon the sale of the
Business, the Buyer or one of its Affiliates shall
make an offer of employment, to be effective as of
the Effective Time, to such Employees at the same
salary and wages (and, to the extent required to
avoid, if possible, under applicable Law or rules,
statutory severance obligations arising solely out
of the transactions contemplated by this Agreement
and the consequent transfers of employment, any
such other forms and amounts of compensation and
benefits) provided by Emerson or its Affiliates to
such Employees immediately prior to the Effective
Time.
		(b)	The Buyer and Emerson shall use
their commercially reasonable efforts to take any
and all required actions necessary to minimize to
the greatest extent practicable the possibility
that severance benefits and/or government-required
termination liabilities shall be payable to an
Employee regardless of whether such Employee
becomes employed by the Buyer or one of its
Affiliates or accepts the Buyer's or one of its
Affiliates' offer of employment; provided,
however, that to the extent the payment of
severance benefits and/or government-required
termination liabilities to any such Employee is
nevertheless required as a result of the
consummation of the transactions contemplated by
this Agreement as a result of the failure of such
Employee to accept a transfer of employment,
notwithstanding that the Buyer or one of its
Affiliates has made an offer of employment to such
Employee in accordance with the provisions of this
Agreement, such severance benefits and government-
required termination liabilities shall be the sole responsibility of Emerson. The Buyer shall indemnify Emerson and its Affiliates and hold them
harmless from and against any Losses which may be
incurred or suffered by any of them in connection
with any claim made by a Transferred Employee for
any reason due to a Transferred Employee's
termination or deemed termination of employment
after the Effective Time for any reason.  Emerson
shall indemnify and hold harmless the Buyer and
its Affiliates from any Losses as a result of any
severance, termination indemnity, compensation or
benefit or amount under any Benefit Plan with
respect to:
			(i)	any Employee who is not a
Transferred Employee;
			(ii)	provided the Buyer complies
with its obligation as set forth in Section
5.1(a), any Employee who would otherwise be a
Transferred Employee, but who withholds his
individual consent or objects to the transfer
under local law and thus refuses to become an
employee of the Buyer or an Affiliate of the
 Buyer, as the case may be; and
			(iii)	any former Employee who
terminated employment for any reason prior to
or on the Closing Date.
	(c)	The Buyer shall credit (or cause to be
credited) service accrued by Transferred Employees
as of the Effective Time for purposes of vesting
and eligibility (but not benefit accruals) under
its Benefit Plans.
	(d)	Each Transferred Employee shall be
immediately eligible to participate, without any
waiting time, in welfare benefit plans of the
Buyer or one of its Affiliates made available to
such Transferred Employees (to the extent that
coverage replaces coverage under a comparable
welfare benefit plan of a Seller, in which such
Transferred Employee participated immediately
prior to the Closing).  For purposes of each
welfare benefit plan of the Buyer or one of its
Affiliates providing medical, dental,
pharmaceutical and/or vision benefits to any
Transferred Employee, the Buyer shall cause all
pre-existing condition exclusions and actively-at-
work requirements of such plans to be waived for
such Transferred Employee and his or her covered
dependents (other than limitations or waiting
periods that are already in effect with respect to
such Employees and dependents and that have not
been satisfied as of the Effective Time).
	(e)	With respect to Benefit Plans in which
benefits are subject to co-payments, deductibles
or similar thresholds, the Buyer or one of its
Affiliates will take any and all required actions
necessary to give full credit for all co-payments
and deductibles satisfied prior to the Effective
Time in the same plan year as if there had been a
single continuous employer and shall take into
account any amounts previously paid and thresholds
previously met for the benefit of each Transferred
Employee towards any applicable annual and/or
lifetime maximum benefits.
	(f)	During the twelve month period
commencing with the Effective Time, neither the
Buyer nor any of its Affiliates shall solicit the
employment, in connection with the Business, of
any employee of Emerson or any of its Affiliates
who is not an Employee without the prior written
consent of Emerson.  For this purpose, non-
directed advertising shall not be considered
solicitation.
(g)	During the period between the date of
this Agreement and the Effective Time, neither
Emerson nor any of its Affiliates shall (i)
transfer to the Business any individual primarily
employed in connection with any other business
unit of Emerson, (ii) transfer any individual
primarily employed in connection with the Business
to any other business unit of Emerson or (iii)
solicit the employment of any individual primarily
employed in connection with the Business with
respect to employment by Emerson or its Affiliates
after the Effective Time, in each case without the
prior written consent of the Buyer. During twelve
month period commencing with the Effective Time,
neither Emerson nor any of its Affiliates shall
solicit the employment of any Transferred Employee
without the prior written consent of the Buyer.
For these purposes, non-directed advertising shall
not be considered solicitation.
5.2	U.S. Employment Matters.
	(a)	(i)	Pension Plan.  Emerson shall,
effective as of the Effective Time, cease
benefit accruals for each Employee employed
by the Business in the United States ("U.S.
Employees") who become Transferred Employees
("U.S. Transferred Employees") in Emerson's
tax-qualified and nonqualified defined
benefit pension plans (collectively, "Emerson
Pension Plans") in which such individual is
then participating.  Emerson shall remain
solely liable for benefits accrued and vested
under the Emerson Pension Plans on or prior
to the Effective Time.  Emerson will fully
vest the accrued benefits of each U.S.
Transferred Employee (to the extent not then
fully vested) under Emerson's U.S. tax-
qualifed defined benefit pension plan.
			(ii)	Individual Account Plans.
Emerson shall, effective as of the Effective
Time, cease all contributions in respect of
each U.S. Transferred Employee in Emerson's
tax-qualified and nonqualified defined
contribution plans in which such individual
is then participating.  Effective as of the
Effective Time, the Buyer or one of its
Affiliates shall have in effect one or more
defined contribution plans that includes a
qualified cash or deferred arrangement within
the meaning of Section 401(k) of the Code
("Buyer's 401(k) Plan").  Each U.S.
Transferred Employee who was a participant in
one or more of the Qualified Plans that are
individual account plans as set forth on
Disclosure Schedule 3.19 ("Emerson's Savings
Programs") immediately prior to the Effective
Time shall become a participant in Buyer's
401(k) Plan as of the Effective Time.
Buyer's 401(k) Plan shall comply with Section
411 (d) (6) of the Code with respect to the
account balances to be transferred to the
Buyer's 401(k) Plan.  As of the date of the
transfer described in the following
paragraph, Emerson will fully vest the
account balances of each U.S. Transferred
Employee (to the extent not then fully
vested), if any, under Emerson's Savings
Programs.
		As soon as practicable following the
later of (i) the Effective Time, and (ii) the date
the Buyer provides Emerson a copy of a favorable
determination letter from the Internal Revenue
Service to the effect that Buyer's 401(k) Plan
meets the requirements for qualification under
Section 401(a) of the Code, Emerson shall cause to
be transferred to Buyer's 401(k) Plan cash or such
other assets (only to the extent provided below)
as the parties may agree having a fair market
value equal to the aggregate value of the account
balances in Emerson's Savings Programs as of the
date of transfer for U.S. Transferred Employees
(such transfer to be in notes evidencing loans to
U.S. Transferred Employees from their account
balances, marketable securities reasonably
acceptable to the Buyer and the balance in cash),
and shall also transfer all qualified domestic
relations orders, within the meaning of Section
414(p) of the Code, applicable to U.S. Transferred
Employees.  Following such transfer of assets,
Emerson and its Affiliates shall have no further
liability to any U.S. Transferred Employee under
Emerson's Savings Programs.
		(b)	Welfare Benefits.
			(i)	Emerson shall be responsible
in accordance with its applicable welfare
plans in effect prior to the Effective Time
for all medical and dental claims for
expenses incurred prior to the Effective Time
by U.S. Transferred Employees and their
spouses/dependents.  Reimbursement for
medical and dental expenses associated with
such claims shall be determined in accordance
with the terms of Emerson's medical and
dental programs as in effect immediately
prior to the Effective Time.  The Buyer shall
be responsible for all medical and dental
claims for expenses incurred on and after the
Effective Time by U.S. Transferred Employees
and their spouses/dependents pursuant to and
in accordance with the terms of plans
maintained by the Buyer or one of its
Affiliates and in which U.S. Transferred
Employees and their spouses/dependents become
enrolled following the Effective Time.
			(ii)	The Buyer shall be responsible
for all other insurance and disability
benefit coverage claims of U.S. Transferred
Employees and their spouses/dependents for
claims incurred by such U.S. Transferred
Employees or spouses/dependents on and after
the Effective Time under group life, travel,
disability accident, and accidental death and
dismemberment insurance policies of the Buyer
in which U.S. Transferred Employees and/or
spouses/dependents become enrolled.  Emerson
shall be responsible for claims incurred
under policies of Emerson by U.S. Transferred
Employees prior to the Effective Time.
			(iii)	The Buyer shall assume
and retain sole liability for all post-
retirement health benefits accrued as of the
Effective Time by all U.S. Transferred
Employees and their spouses/dependents and
Emerson shall assume and retain sole
liability for all post-retirement health
benefits accrued as of the Effective Time by
all former employees of the Business and
their spouses/dependents who were principally
employed in the United States and whose
employment with the Sellers or their
predecessors terminated prior to the
Effective Time for any reason.
			(iv)	For purposes of this Section,
the following claims and liabilities shall be
deemed to be incurred as follows:  (A) life,
accidental death and dismemberment and
business travel accident insurance benefits,
upon the death or accident giving rise to
such benefits; (B) hospital-provided health,
dental, prescription drug or other benefits
that become payable with respect to any
hospital confinement, in accordance with
customary hospital billing industry practice;
and (C) non-hospital-provided health, dental
and/or prescription drug benefits, upon
provision of such services, materials or
supplies.
		(c)	Workers' Compensation.  Emerson
currently sponsors a program (the "Workers'
Compensation Program") that provides workers
compensation benefits for certain participating
Employees.  Emerson shall be responsible for all
claims for workers compensation benefits which are
incurred prior to the Effective Time by
participating U.S. Transferred Employees that are
payable under the terms and conditions of
Emerson's Workers' Compensation Program.  The
Buyer's workers' compensation program shall be
responsible for all claims for benefits which are
incurred at and after the Effective Time by
participating U.S. Transferred Employees,
including with respect to U.S. Transferred
Employees who became eligible for workers
compensation benefits prior to the Effective Time.
 For purposes of this Section 5.2(d), a claim for
workers compensation benefits shall be deemed to
be incurred when the event giving rise to the
claim occurs (the "Workers' Compensation Event").
 In the event the Workers' Compensation Event
occurs over a period both preceding and following
the Effective Time, the claim shall be the joint responsibility and liability of Emerson and the
Buyer and shall be equitably apportioned between
them based upon the relevant periods of time that
the Workers' Compensation Event transpired
preceding and following the Effective Time.
	5.3	Non-U.S. Employment Matters.
		(a)	Transfer of Employment.   Effective
as of the Effective Time, in accordance with the
principles set forth in Section 5.1(a), the Buyer
or one of its Affiliates shall offer employment to
or shall continue the employment of Employees who
are employed by Emerson or one of its Affiliates
outside of the United States ("Non-U.S.
Employees") (at the same level of remuneration
each such Employee is receiving as of the
Effective Time) on terms and conditions of
employment which are substantially comparable,
taken as a whole, to those provided to such Non-
U.S. Employees who become Transferred Employees
("Non-U.S. Transferred Employees") immediately
prior to the Effective Time.
		(b)	Non-U.S. Employee Benefit Plans.
			(i)	As of the Closing Date, Buyer
or its relevant Affiliate shall:
		(1)	assume the Non-U.S.
Benefit Plans which it is required
under the laws of the applicable
jurisdiction to assume or which it,
with the consent of Emerson or its
appropriate Affiliate, has agreed
to assume (the "Assumed Benefit
Plans");
				(2)	establish new Non-U.S.
Benefit Plans;
	(3)	cover the Transferred
Employees under its existing Non-
U.S. Benefit Plans; or
			(4)	any combination of (1) - (3)
above;
as the Buyer or its Affiliate, as the case may be,
deems necessary or advisable in furtherance of its
obligations under this Article V.  Emerson and its
Affiliates agree to cooperate in good faith and do
all things reasonably necessary to assist the
Buyer and its Affiliates in this regard.  Further,
Emerson and its Affiliates agree not to withhold
their consent if any Non-U.S. Benefit Plan is,
under the laws of the applicable jurisdiction,
capable of being assumed.
(ii)	Except as otherwise provided
hereunder or as may be agreed to between the
Buyer and Emerson, effective as of the
Effective Time, Non-U.S. Transferred
Employees shall cease to be active
participants in any Benefit Plans of Emerson
or its Affiliates and all such persons shall
become eligible to participate in such
Benefit Plans, to be established by the Buyer
or one of its Affiliates in connection with
the Buyer's obligations hereunder.
		(c)	Employment Liabilities.
			(i)	Emerson shall retain and be
responsible for all liabilities in connection
with claims incurred prior to the Effective
Time by Non-U.S. Transferred Employees and
their eligible dependents under any of
Emerson's Benefit Plans covering such Non-
U.S. Transferred Employees, including claims
filed following the Effective Time.  The
Buyer shall be responsible for all
liabilities in connection with claims
incurred at and after the Effective Time by
Non-U.S. Transferred Employees under any of
the Buyer's Benefit Plans.
			(ii)	Workers' compensation claims
of any Non-U.S. Transferred Employees shall
be the responsibility and liability of
Emerson if the Workers' Compensation Event
occurred prior to the Effective Time.  The
Buyer shall be responsible for all workers'
compensation claims of any Non-U.S.
Transferred Employee if the Workers'
Compensation Event occurs at or after the
Effective Time.  In the event the Workers'
Compensation Event occurs over a period both
preceding and following the applicable
Effective Time, the claim shall be the joint
responsibility and liability of Emerson and
the Buyer and shall be equitably apportioned
between them based upon the relevant periods
of time that the Workers' Compensation Event
transpired preceding and following the
Effective Time.
		(d)	Transfers of Assets and
Liabilities.	The pension plan assets and
liabilities related to Transferred Employees
located in the United Kingdom, Germany, Canada,
Japan and Taiwan shall be transferred in
accordance with the provisions of Schedule 5.3.
In the event there are specified funds set aside
with a third party to fund benefits to Non-U.S.
Transferred Employees under Non-U.S. Benefit Plans
for which the Buyer is assuming the obligations
hereunder, such funds shall be transferred to
Buyer.
	5.4	Vacation.  With respect to all
Transferred Employees, the Buyer will recognize all
accrued and unused vacation days and/or holidays and
any personal and sickness days which have accrued to
the Transferred Employees through the Effective Time.
	5.5	Retained and Transferred Obligations.
		(a)	Retained Obligations.  Emerson and
its Affiliates shall retain all liabilities for
all obligations to Employees and former employees
of the Business pursuant to the Emerson Deferred
Compensation Plan and the Emerson Incentive Stock
Plan, in each case, in accordance with the terms
thereof.
		(b)	Transferred Obligations.
	Notwithstanding anything in this Agreement to
the contrary, Emerson and the Buyer acknowledge
and agree that for those U.S. defined benefit
pension plans or post-retirement medical plans as
set forth on Schedule 3.19 for which an accrual is
required pursuant to GAAP, the sum of the
aggregate combination of assets of such plans that
will transfer to the Buyer or an Affiliate of the
Buyer (either directly or indirectly) plus the
provision for reserves on the Closing Balance
Sheet for such plans shall equal or exceed the
liabilities under such plans transferred to the
Buyer or one of its Affiliates, with such
liabilities determined as follows:
			(i)	with respect to those Benefit
Plans that are defined benefit pension plans,
the Accumulated Benefit Obligation (as
calculated under Financial Accounting
Standard 87) as of the Effective Time using
actuarial assumptions utilized by the Sellers
in calculation of the most recent FAS
liabilities, and
			(ii)	with respect those Benefit
Plans providing post-retirement medical
benefits, the Accumulated Post-Retirement
Benefit Obligation (as calculated under
Financial Accounting Standard 106) as of the
Effective Time using actuarial assumption
utilized by the Sellers in calculation of the
most recent FAS liabilities.
	5.6	No Third Party Beneficiaries.  No
agreement between the parties hereto nor any action by Emerson, the Buyer or their Affiliates shall be deemed to create any third party beneficiary rights in any
employees of Emerson, the Buyer, or any Affiliate of
either, and no person other than the parties to this
Agreement shall have any rights to enforce any
provision hereof.
	5.7	Collective Bargaining Agreements.  The
Buyer agrees to assume, or to cause to be assumed by an Affiliate, the obligation to observe, and to cause the Transferred Subsidiaries to continue to observe, the terms of the collective bargaining, works council and
similar agreements listed on Schedule 5.7.
	5.8	Employee Notifications. Where required
under local law, the Buyer, Seller or the Transferred Subsidiary will prior to the Closing Date (or the date of a deferred closing, as contemplated by Section
2.13), properly and timely notify, or where
appropriate, consult or negotiate with, the local works council, union, labor board or relevant governmental agency concerning the transactions contemplated by the Agreement. In the event any payment is required in lieu of such notice, the Buyer and Emerson shall each
bear one-half of such expense.
ARTICLE VI
ADDITIONAL COVENANTS OF THE PARTIES
	6.1	Conduct of Business Until Closing.
Except as set forth on Schedule 6.1 or otherwise
provided in this Agreement, or as the Buyer may
otherwise consent to or approve in writing on and after
the date hereof and prior to the Closing Date with
respect to the Business, which consent shall not be unreasonably withheld, Emerson agrees to cause the
Transferred Subsidiaries and the Business Sellers (in
respect of the Business):
		(a)	not to enter into or engage in
discussions (i) relating to the disposal of any of
the Shares or the merger or consolidation of any
Transferred Subsidiary or Business Seller with or
into any person or entity, or (ii) relating to the
disposition of any material part of the assets of
the Transferred Subsidiaries or the Purchased
Assets, other than in the Ordinary Course or
transfers to another Affiliate;
		(b)	(i) to conduct their business,
operations, activities and practices in all
material respects in the Ordinary Course in
accordance with past practice, (ii) to use their
commercially reasonable efforts to preserve their
current business organization and existing
business relationships and prospects in all
material respects, and (iii) to maintain the Owned
Real Property and Leased Real Property in
substantially the condition currently existing,
normal wear and tear excepted;
		(c)	not to increase the compensation
payable or to become payable to, any management
employee or director, except increases in
compensation or benefits as may be required by
existing executive and employee compensation
plans, mandated by Law or consistent with past
practices in the Ordinary Course;
		(d)	neither to (i) merge with or into,
consolidate with or acquire all or substantially
all of the stock or assets of any other
corporation, partnership, limited partnership,
joint venture, association or other entity; (ii)
change the overall character of their business,
operations, activities and practices in any
material way; (iii) enter into or amend in any
material respect any Material Contract (except to
the extent necessary to obtain the consents for
transfer contemplated by this Agreement); nor (iv)
except in the Ordinary Course, sell, lease, or
grant any option to sell or lease, give a security
interest in or otherwise create any Encumbrance
(other than a Permitted Encumbrance) on any
material part of their assets;
		(e)	not to make any individual
commitment or agreement for capital expenditures
in excess of US$100,000.00;
		(f)	not to (i) make any change in the
terms of any Plans, except to the extent required
to maintain compliance with the U.S. Internal
Revenue Code or other applicable Law, or (ii)
adopt or create any new employee benefit plan;
		(g)	not to sell, license or transfer
any Intellectual Property Rights;
		(h)	not to make any change in their
charter documents, bylaws or equivalent governing
instruments;
		(i)	not to create or issue or grant any
option or other right to subscribe, purchase or
redeem any of their securities;
		(j)	not to enter into any material
transaction with Emerson or any of its other
Affiliates in relation to the Business other than
transactions in the Ordinary Course on arm's
length terms;
		(k)	not to enter into any binding
agreement or arrangement with the IRS (or any
similar Tax authority), or execute any waiver of
restrictions on assessment of any Tax, with
respect to its Business, or file any Tax election
(including any consent to extend the time for
assessing any Tax) relating to the Business, which
in any such case would adversely impact a
Transferred Subsidiary following the Effective
Time;
		(l)	comply in all material respects
with all applicable Laws affecting or relating to
the Business;
		(n)	not to enter into any agreement
(conditional or otherwise) to do any of the
foregoing.
	6.2	Access Pending Closing.  Emerson shall,
at all reasonable times prior to Closing, make the
plants, properties, books and records of the
Transferred Subsidiaries and the Business Sellers (in
respect of the Business) available during normal
business hours to the Buyer, its representatives,
financial advisors, lenders and auditors, and Emerson
shall cause the Transferred Subsidiaries and Business
Sellers (in respect of the Business) to furnish or
cause to be furnished to such persons during such
period all such information and data concerning the
same as such persons may reasonably request.  Without
limiting the generality of the foregoing, the Buyer and
its representatives shall be permitted prior to the
Closing Date to conduct the additional environmental assessments described on Schedule 6.2 and Buyer shall share samples gathered in and the results of such
assessment with Emerson. Notwithstanding the above,
Emerson may limit access to the extent it reasonably
deems necessary to avoid disruption of the Business.
	6.3	Books and Records.  From and after the
Closing, the Buyer shall provide Emerson and its
Affiliates and their representatives with reasonable
access, for any reasonable purpose, including but not
limited to (a) preparing Tax returns, (b) defending any
claim in respect of which a Notice of Claim has been
served on Emerson, or (c) preparing the Closing Balance
Sheet as referred to in Section 2.4, during normal
business hours, to all books and records of the
Business, including, but not limited to, accounting and
Tax records, sales and purchase documents, notes,
memoranda, test records and any other laboratory,
electronic or written data ("Records") pertaining or
relating to the period prior to the Effective Time.  To
the extent deemed necessary by Emerson and its
Affiliates with respect to their other business
operations, Emerson and its Affiliates may retain
copies of such Records prior to providing the originals
to the Buyer, or, as soon as practicable after Closing,
the Buyer shall provide to Emerson and its Affiliates
copies of all or any portion of such Records as
requested by Emerson and its Affiliates.  Unless
otherwise consented to in writing by Emerson, the Buyer
shall not, for a period of seven (7) years following
the Closing Date or such longer period as retention
thereof is required by applicable Law, destroy, alter
or otherwise dispose of (or allow the destruction,
alteration or disposal of) any material Records without
first offering to surrender to Emerson such Records.
The obligations of the Buyer hereunder with respect to
access to Records shall not apply to any Records the
Buyer reasonably determines are protected by any attorney-client, work product, investigative or other legal privilege if providing copies of or access to
such Records to Emerson would, in the Buyer's
reasonable determination, result in the loss of any
such privilege.
	6.4	Confidentiality; Announcements.
		(a)	In addition to the terms,
provisions and covenants of the Confidentiality
Agreement dated April 5, 2001, between the Buyer
and Emerson, which shall remain in full force and
effect until Closing, the Buyer acknowledges that,
in the course of its investigations of the
Business, the Buyer and its representatives have
and will become aware of confidential information
and documents of the Business, and that its use of
such confidential information and documents, or
communication of such information to third
parties, could be detrimental to the Business.
The Buyer covenants that prior to Closing all
information and documents concerning the Business
reviewed by the Buyer or its representatives in
connection with this Agreement or the transactions contemplated hereby and, following either Closing or termination of this Agreement, all such
information and documents to the extent related to
any of the Excluded Assets or the Excluded
Liabilities and any confidential information known
to the Buyer (including through any Transferred
Employee) with respect to other businesses
operated by Emerson or any of its Affiliates,
shall be maintained in confidence and shall not be
disclosed or used by the Buyer or its
representatives without Emerson's prior written
consent, unless the Buyer can demonstrate that
such information is (i) otherwise publicly
available, (ii) required to be disclosed pursuant
to judicial order, regulation or law, (iii)
required to be disclosed by the rules of a
securities exchange on which the Buyer may from
time to time be listed, or (iv) disclosed to any
person that proposes to finance, in whole or in
part, the purchase of the Shares and the Purchased
Assets, solely for the purpose of permitting such
party to evaluate the advisability of providing
such financing.  With respect to information and
documents related to the Business, at Emerson's
request in the event that the Closing shall not
occur, and, with respect to information and
documents related to the Excluded Assets, the
Excluded Liabilities or other businesses operated
by Emerson or any of its Affiliates, as soon as
practicable following Closing, (i) the Buyer
shall, and shall cause its representatives to,
promptly destroy all information and documents
concerning the Business, the Excluded Assets, the
Excluded Liabilities or other businesses operated
by Emerson or any of its Affiliates, as the case
may be (including any copies thereof or extracts
therefrom), and (ii) the Buyer shall keep
confidential and shall not use any such
information or documents unless required to
disclose such information or documents pursuant to
judicial order, regulation or law.  In the event
that the Buyer or any of its representatives
becomes legally compelled to disclose any such
information or documents as referred to in this
paragraph, the Buyer shall provide Emerson with
prompt written notice before such disclosure,
sufficient to enable Emerson either to seek a
protective order, at its expense, or other
appropriate remedy preventing or prohibiting such
disclosure or to waive compliance with the
provisions of this Section 6.4 or both.
		(b)	Following the Closing, Emerson
shall maintain, and shall cause its Affiliates to
maintain, in confidence any information it or they
may have in relation to the Business, other than
with respect to the Excluded Assets and the
Excluded Liabilities, and such information shall
not be disclosed or used by Emerson or its
Affiliates without the Buyer's prior written
consent, unless such information is (i) otherwise
publicly available, (ii) required to be disclosed
pursuant to judicial order, regulation or law or
(iii) required to be disclosed by the rules of the
New York Stock Exchange or any other applicable
exchange or quotation system. In the event that
Emerson or any of its Affiliates becomes legally
compelled to disclose any such information or
documents as referred to in this paragraph, to the
extent reasonably practicable Emerson shall
provide the Buyer with prompt written notice
before such disclosure, sufficient to enable the
Buyer either to seek a protective order, at its
expense, or other appropriate remedy preventing or
prohibiting such disclosure or to waive compliance
with the provisions of this Section 6.4 or both.
		(c)	The parties agree that no press
release or other public statement concerning the
negotiation, execution and delivery of this
Agreement or the transactions contemplated hereby
shall be issued or made without the prior approval
of both Emerson and the Buyer (which approval
shall not be unreasonably withheld), except as
required by the rules of the New York Stock
Exchange or applicable law or regulation.  If
either Party determines that any such press
release or public statement is required, to the
extent practicable it shall provide the other
Party with prior notice of such fact and shall
provide to the other Party for its review and
comment copies of the press release or statement
such Party proposes to make.
		(d)	In connection with the proposed
sale of the Business, Emerson has entered into
certain confidentiality agreements with
prospective purchasers of the Business other than
the Buyer as set forth on Schedule 6.4 hereof.
Emerson hereby assigns to the Buyer, to the extent
assignable under the terms of such agreements, the
right to enforce the provisions of such agreements
to the extent they relate to the Business.  To the
extent such rights are not assignable by Emerson,
Emerson agrees to cooperate and assist the Buyer,
at the Buyer's reasonable request and at its
expense, in connection with the enforcement of the
provisions of such agreements to the extent they
relate to the Business.
	6.5	Filings; Cooperation.
		(a)	Prior to the Closing, the Parties
shall proceed with due diligence and in good faith
to make such filings and take such other actions
as may be reasonably necessary to satisfy the
conditions to Closing set forth in Sections 7.2
and 8.2, including, without limitation, making any
filings required to be made pursuant to the Hart-
Scott-Rodino Antitrust Improvements Act of 1976,
as amended. The foregoing will not be deemed to
require the Buyer to enter into any agreement,
consent decree or other commitment requiring the
Buyer or any of its Affiliates (including for this
purpose any of the Transferred Subsidiaries) to
divest or hold separate any assets or to take any
other action that would have a material adverse
effect on the Business.
		(b)	On or after the Closing Date, the
parties shall, on request, cooperate with one
another by furnishing any additional information,
executing and delivering any additional documents
and instruments, including contract assignments,
and doing any and all such other things as may be
reasonably required by the Parties or their
counsel to consummate or otherwise implement the
transactions contemplated by this Agreement.  In
connection with the liabilities assumed by the
Buyer or retained by the Transferred Subsidiaries
pursuant to this Agreement, and the liabilities
retained by Sellers pursuant to this Agreement,
each of the Parties hereto shall, and shall cause
their Affiliates and employees to, aid, cooperate
with and assist the other Party in their defense
of such assumed or retained liabilities, by, among
other things, providing such other Party with full
access to pertinent records at such times as such
other party or parties may reasonably request,
subject to the limitations provided in Section
6.4.  With respect to the assignment of
Intellectual Property, Sellers and the Buyer shall
reasonably cooperate for the purposes of
transferring the responsibility to administer and
maintain the Intellectual Property to the Buyer,
including but not limited to the furnishing to the
Buyer of all material computer files,
correspondence, and other records relating to the
taxes, renewals, and all other filings and
maintenance relating to the Intellectual Property
for the period of six (6) months following the
Closing Date.
	6.6	Covenant Not to Compete.
		(a)	In light of the extensive knowledge
of the Business possessed by Sellers, it is
mutually agreed that, for the period commencing on
the Closing Date and ending on (i) the fifth
anniversary of the Closing Date, in the case of
the United States and (ii) the second anniversary
of the Closing Date, in the case of all other
jurisdictions, neither Emerson nor any of its
Affiliates, shall engage (including through the
provision of management, advisory or technical
formulation services or through a joint venture,
partnership or licensing relationship), in the
design, development, manufacture, distribution,
promotion or sale of sleeved plug valves
("Competitive Activities").  Notwithstanding the
foregoing, the Buyer hereby agrees that the
foregoing covenant shall not be deemed breached as
a result of (i) the ownership by Emerson or any of
its Affiliates of: (A) less than an aggregate of
10% of any class of stock of a person engaged,
directly or indirectly, in Competitive Activities;
or (B) a person which engages, directly or
indirectly, in Competitive Activities if such
Competitive Activities account for less than 15%
of such person's consolidated annual revenues,
provided that this Section 6.6 shall not be deemed
to be violated if the Competitive Activities of a
person account for 15% or more of such person's
consolidated annual revenues if such person is
acquired after the date hereof and, within one
year following the consummation of such person's
acquisition by Emerson or one or more of its
Affiliates, Competitive Activities account for
less than 15% of such person's consolidated annual
revenues or (ii) the design, development,
manufacture, distribution, promotion or sale by
Emerson or any of its Affiliates of actuators,
positioners, limit switches, surge tanks, solenoid
valves, and similar valve control accessories for
use with sleeved plug valves.
		(b)	Without limiting the remedies
available, the parties to this Agreement agree
that damages at law would be an insufficient
remedy in the event of breach of this Section 6.6
and that the injured party should be entitled to
injunctive relief or other equitable remedies,
without posting any bond or other indemnity, in
the event of any such breach.
		(c)	If any of the provisions of this
Section 6.6 are held to be unenforceable in any
jurisdiction, then, as to such jurisdiction, such
provision shall be ineffective to the extent of
its unenforceability in such jurisdiction, without
affecting the remaining provisions of this Section
in such jurisdiction, or affecting in any other
jurisdiction the validity or enforceability of
such provision or of this Section.  If the final
judgment of a court of competent jurisdiction
declares that any term or provision of this
Section 6.6 is invalid or unenforceable, the
Parties agree that the court making the
determination of invalidity or unenforceability
will have the power to reduce the scope, duration
or area of the term or provision, to delete
specific words or phrases or to replace any
invalid or unenforceable term or provision with a
term or provision that is valid and enforceable
and that comes closest to expressing and is
consistent with the intention of the invalid or
unenforceble term or provision, and provided such
modification does not impose greater restrictions
on Emerson and its Affiliates, this Agreement will
be enforceable as so modified.
	6.7	Emerson's Guarantees.  The Buyer shall
use its commercially reasonable efforts promptly
following Closing to obtain the complete release and
discharge of Emerson and its Affiliates from all
obligations related to the Business on which Emerson or
its Affiliates (other than the Transferred
Subsidiaries) is directly or contingently obligated as
a guarantor or otherwise contingently liable (including
any guaranties with respect to workers' compensation liabilities, staywell letters or letters of indemnification and guarantees of financing) except for Excluded Liabilities, to the extent Emerson notifies
Buyer of or Buyer and its Affiliates otherwise become
aware of any such obligation.  In the event that Buyer
is unable to obtain any such release, Buyer agrees that
(a) it shall not extend the term or otherwise modify
any such obligation in a manner which would expand the financial exposure of Emerson or its Affiliates (other than the Transferred Subsidiaries), and (b) it shall
use its commercially reasonable efforts to substitute
itself or an Affiliate as primary guarantor of such obligations, and (c) it shall defend, indemnify and hold harmless Emerson and its Affiliates and their
directors, officers and employees against any and all
Losses whatsoever incurred or suffered by any of them
as a result of any obligation referred to in this
Section.
	6.8	Change of Names.
	(a)	As soon as practical following the
Closing Date, each of the Business Sellers shall
change their respective corporate names to some
other names which do not contain the word "Xomox"
and shall otherwise discontinue their use of the
"Xomox" name and logo on any signage, business
forms, stationary, Internet web sites or
advertising materials.
	(b)	As soon as practical following the
Closing Date, the Buyer and its Affiliates shall
discontinue their use of the name and logo of
Emerson or any of its Affiliates on any signage,
business forms, stationery, Internet sites or
advertising materials.
	6.9	Notice of Developments.  Emerson shall
give prompt written notice to the Buyer of any material development affecting the Business of which it has knowledge.  Each Party shall give prompt written notice
to the other of any material development of which it
has knowledge affecting the ability of the Parties to consummate the transactions contemplated by this
Agreement.  No such notice of a material development
shall be deemed to have amended any Disclosure Schedule
to this Agreement, to have qualified the
representations and warranties contained herein and to
have cured any misrepresentation or breach of warranty
that otherwise might have existed hereunder by reason
of such material development.
	6.10 	Financial Information.  Emerson,
within 20 days after the end of each monthly accounting
period after the date of this Agreement and prior to
the Closing Date, shall provide the Buyer with copies
of the regularly prepared monthly unaudited balance
sheets and statements of income and cash flow for the Business. The Buyer acknowledges and agrees that confidential or proprietary information regarding the
Business disclosed to or obtained by the Buyer pursuant
to this Section 6.10 shall be held and used by the
Buyer and its Affiliates in accordance with the terms
and conditions of Section 6.4.
ARTICLE VII
CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER
	The obligation of the Buyer to proceed with
the Closing shall be subject to the satisfaction, on or
prior to the Closing Date, of each of the following
conditions precedent, any of which may be waived in
whole or in part by the Buyer:
	7.1	Accuracy of Representations and
Warranties and Performance of Obligations. All representations and warranties made by Emerson in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same
effect as if such representations and warranties had
been made on and as of the Closing Date, except to the
extent that any such representation or warranty by its
terms relates to an earlier date, and except to the
extent of any change permitted by the terms of this
Agreement or consented to by the Buyer, and Emerson
shall have performed or complied in all material
respects with all covenants, agreements and conditions contained in this Agreement on its part required to be performed or complied with at or prior to the Closing.
 Emerson shall deliver to the Buyer at the Closing a certificate of an officer of Emerson certifying that the conditions stated in this Section 7.1 have been
fulfilled.
	7.2	Governmental Consents and Approvals.
All filings with government authorities listed on
Schedule 7.2 shall have been made and any necessary authorizations, consents or approvals required from such authorities shall have been obtained and shall be
in full force and effect, except as contemplated by
Section 2.13.  The filing and waiting period
requirements of the Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended, shall have been
duly complied with.
	7.3	No Litigation or Contrary Judgment.
There shall not be any action, suit or proceeding
pending before any court or administrative agency of
any federal, state, local or foreign jurisdiction or
before any arbitrator, in each case wherein an
unfavorable injunction, judgment, order, decree, ruling
or charge would (a) prevent consummation of any of the transactions contemplated by this Agreement, (b) cause any of the transactions contemplated by this Agreement
to be rescinded following consummation, (c) affect
adversely the right of the Buyer to own the Shares or
the Purchased Assets or to control the Transferred Subsidiaries in a manner materially adverse to the
Business as a whole or (d) affect, including through
the imposition of any divestiture requirement, the
right of any Transferred Subsidiary to own its assets
or to operate its business substantially as presently
operated in a manner materially adverse to the Business
as a whole (and no such injunction, judgment, order,
decree, ruling or charge shall be in effect).
	7.4	Deliveries.  Emerson shall have made or
tendered, or caused to be made or tendered, delivery to
the Buyer of the following documents:
		(a)	a Stock Purchase Agreement with
respect to the Shares of each Transferred
Subsidiary, duly executed by the appropriate Share
Seller;
		(b)	Business Transfer Agreements with
respect to the Purchased Assets, duly executed by
the appropriate Business Seller, including any
necessary bills of sale or other applicable
documents of transfer;
		(c)	a Transition Services Agreement,
containing the terms described in Exhibit C, duly
executed by the applicable Sellers;
		(d)	stock certificates, copies of share
registers or other documents reasonably acceptable
to the Buyer evidencing ownership of the Shares in
accordance with applicable law, which certificates
or other documents, if applicable, shall be either
duly endorsed in blank or accompanied by stock
powers or other instruments of transfer duly
executed and in proper form for transfer to the
Buyer under applicable law;
		(e)	the certificate required by an
officer of Emerson pursuant to Section 7.1;
		(f)	with respect to each Transferred
Subsidiary, signed resignations effective as of
the Effective Time for each of the non-employee
officers and directors of the Transferred
Subsidiary, provided, however, if the Shares of
any such Transferred Subsidiary or its parent are
not able to be transferred at Closing, such
resignations and revocations shall not be tendered
until such time as the Shares of such Transferred
Subsidiary are able to be transferred pursuant to
this Agreement or the relevant Stock Purchase
Agreement;
		(g)	An affidavit stating, under penalty
of perjury, Emerson Electric U.S. Holding Co.'s
taxpayer identification number and that it is not
a "foreign person" as defined in Section 1445 of
the Code; and
             (h)	such other customary
documents, instruments or certificates, including
Intellectual Property conveyance documents, as
shall be reasonably requested by the Buyer and as
shall be consistent with the terms of this
Agreement.
ARTICLE VIII
CONDITIONS PRECEDENT TO OBLIGATIONS OF EMERSON
	The obligation of Emerson to proceed with the
Closing shall be subject to the satisfaction, on or
prior to the Closing Date, of each of the following
conditions precedent, any of which may be waived in
whole or in part by Emerson:
	8.1	Accuracy of Representations and
Warranties and Performance of Obligations. All representations and warranties made by the Buyer in this Agreement shall be true and correct in all
material respects on and as of the Closing Date with
the same effect as if such representations and
warranties had been made on and as of the Closing Date,
except to the extent that any such representation or
warranty by its terms relates to an earlier date, and
except to the extent of any change permitted by the
terms of this Agreement or consented to by Emerson, and
the Buyer shall have performed or complied in all
material respects with all covenants, agreements and conditions contained in this Agreement on its part required to be performed or complied with at or prior
to the Closing.  The Buyer shall deliver to Emerson at
the Closing a certificate of an officer of the Buyer certifying that the conditions stated in this Section
8.1 have been fulfilled.
	8.2	Consents and Approvals. All filings with
government authorities listed on Schedule 8.2 shall
have been made and any necessary authorizations,
consents or approvals required from such authorities
shall have been obtained and shall be in full force and effect, except as contemplated by Section 2.13. The filing and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as
amended, shall have been duly complied with.
	8.3	No Litigation or Contrary Judgment.  On
the Closing Date there shall exist no valid judicial
order which prohibits the consummation of the
transactions contemplated by this Agreement.
	8.4	Deliveries.  The Buyer shall have made
or tendered, or caused to be made or tendered, delivery
to Emerson of the Purchase Price in accordance with
Section 2.3 and the following documents:
		(a)	a Stock Purchase Agreement, duly
executed by the Buyer or the appropriate Share
Buyer, with respect to the Shares of each
Transferred Subsidiary;
		(b)	Business Transfer Agreements with
respect to the Purchased Assets, duly executed by
the Buyer or the appropriate Business Buyer;
		(c)	an Assumption of the Assumed
Liabilities, duly executed by the Buyer and, if
applicable, the appropriate Business Buyer;
		(d)	a Transition Services Agreement,
containing the terms described in Exhibit C, duly
executed by the Buyer;
		(e)	the certificate required by an
officer of the Buyer pursuant to Section 8.1; and
		(f)	such other customary documents,
instruments or certificates as shall be reasonably
requested by Emerson and as shall be consistent
with the terms of this Agreement.
ARTICLE IX
INDEMNIFICATION
	9.1	Indemnification by Emerson.  Emerson
shall indemnify and hold harmless the Buyer and the
Buyer Subsidiaries and, following the Closing, the
Transferred Subsidiaries against and in respect of any
and all Losses arising from:
		(a)	any breach or violation of the
covenants made in this Agreement or any Stock
Purchase Agreement or Business Transfer Agreement
by Emerson or any of its Affiliates;
		(b)	any breach of any of the
representations and warranties made in Article III
by Emerson;
		(c)	the ownership, use or possession of
any of the Excluded Assets;
		(d)	any of the Excluded Liabilities; or
		(e)	for Taxes in accordance with
Article II.
Any indemnification provided for under this Section 9.1
shall be deemed also to extend to directors,
shareholders, officers and employees (in their capacity
as such) of the Buyer and, following the Closing, of
the Transferred Subsidiaries and the Buyer
Subsidiaries. To the extent any Losses with respect to
which the Buyer is entitled to indemnification result
from or arise out of any Excluded Liability, the Buyer
shall be entitled to be indemnified from and against
the entirety of such Losses pursuant to Section 9.1(d) notwithstanding the fact the matter giving rise to such
Losses may also constitute a breach of Emerson's representations, warranties or covenants contained in this Agreement.
	9.2	Indemnification by Buyer.  The Buyer
shall indemnify and hold harmless Emerson and the
Sellers against and in respect of any and all Losses
arising from:
		(a)	any breach or violation of the
covenants made in this Agreement or any Stock
Purchase Agreement or Business Transfer Agreement
by the Buyer or any of its Affiliates, including,
following Closing, the Transferred Subsidiaries
and the Buyer Subsidiaries;
		(b)	any breach of any of the
representations or warranties made in Article IV
by the Buyer;
		(c)	the ownership, use or possession of
the Shares, the Transferred Subsidiaries, the
interest in Xomox-India or the Purchased Assets,
or the conduct or operation of the Business,
occurring prior to, at or after the Effective Time
(except, in each such case, to the extent that the
Buyer is entitled to be indemnified pursuant to
Section 9.1); or
		(d)	any of the Assumed Liabilities.
	Any indemnification provided for under this
Section 9.2 shall be deemed also to extend to
directors, shareholders, officers and employees (in
their capacity as such) of Emerson and its Affiliates.
	9.3	Notice and Payment of Losses.  Upon
obtaining knowledge of any Loss, the party entitled to indemnification (the "Injured Party") shall promptly notify the party liable for such indemnification (the "Indemnifying Party") in writing of such Losses which the Injured Party has determined have given or could
give rise to a claim under Section 9.1 or 9.2 (such
written notice being hereinafter referred to as a
"Notice of Claim"); provided, however, that failure of
an Injured Party timely to give a Notice of Claim to
the Indemnifying Party shall not release the
Indemnifying Party from its indemnity obligations set
forth in this Article IX except to the extent that such failure adversely affects the ability of the
Indemnifying Party to defend such claim or increases
the amount of indemnification which the Indemnifying
Party is obligated to pay hereunder, in which event the
amount of indemnification which the Injured Party shall
be entitled to receive shall be reduced to an amount
which the Injured Party would have been entitled to
receive had such Notice of Claim been timely given.
The Injured Party shall use commercially reasonable
efforts to mitigate any continuing Losses (including
without limitation by using its commercially reasonable efforts to obtain any applicable insurance proceeds)
and to obtain or use any Tax savings, benefit, relief, deduction or credit available to the Injured Party. If the Injured Party settles or compromises any third
party claims prior to giving a Notice of Claim to the Indemnifying Party, the Indemnifying Party shall be released from its indemnity obligation.  A Notice of
Claim shall specify in reasonable detail, to the extent
known by the Injured Party, the nature and, to the
extent reasonably calculable, estimated amount of any
such claim giving rise to a right of indemnification.
The Indemnifying Party shall satisfy its obligations
under Section 9.1 or 9.2, as the case may be, within
sixty (60) days of its receipt of a Notice of Claim;
provided, however, that for so long as the Indemnifying
Party is disputing its liability or defending a third-
party claim in good faith pursuant to Section 9.4, its obligations to indemnify the Injured Party with respect thereto shall be suspended until a final unappealable judgment of a court of competent jurisdiction is given
in relation to such claim.  The Indemnifying Party
shall have thirty (30) business days (or such shorter
period of time that the Injured Party may be required
to respond to any suit or governmental action) after
receipt of a Notice of Claim to notify the Injured
Party (a) whether or not it disputes its liability to
the Injured Party with respect to such Notice of Claim
and (b) whether it elects to defend a third-party claim
pursuant to Section 9.4.
	9.4	Defense of Third-Party Claims.  With
respect to any action or any claim set forth in a
Notice of Claim relating to a third-party claim, other
than a third-party claim for Taxes, which shall be
governed by Section 2.7(f), or as otherwise provided in
Section 9.7), the Indemnifying Party may defend, in
good faith and at its expense, any such claim or
demand, and the Injured Party, at its expense, shall
have the right, but not the obligation, to participate
(but not control) at its expense in the defense of any
such third-party claim; provided that if the Injured
Party reasonably determines that the counsel selected
by the Indemnifying Party to defend such claim or
demand is subject to an actual or potential material
conflict of interest which precludes such counsel from adequately representing the interests of both the
Indemnified Party and the Injured Party in connection
with such matter, the Injured Party shall be entitled
to retain its own counsel (the reasonable fees and
expenses of which shall be paid as incurred by the Indemnifying Party) to defend the interests of the
Injured Party with respect to such matter.  So long as
the Indemnifying Party is defending any such third-
party claim, the Injured Party shall not settle or
compromise such third-party claim without the consent
of the Indemnifying Party, which consent shall not be unreasonably withheld. If such claim is settled by the Injured Party without the Indemnifying Party's reasonable consent, the Injured Party shall be deemed
to have waived all rights hereunder for money damages
arising out of such claim.  The Indemnifying Party may
settle or compromise such third-party claim without the consent of the Injured Party, unless there has not been a complete release of the Injured Party, in which case
the Indemnifying Party may not settle or compromise
such third-party claim without the consent of the
Injured Party, which consent shall not be unreasonably withheld. The Injured Party shall make available to the Indemnifying Party or its representatives all
records and other materials reasonably required for use
in contesting any third-party claim.  The Injured Party
shall cooperate fully with the Indemnifying Party in
the defense of all such claims.  If the Indemnifying
Party elects not to defend any such third-party claims,
the Injured Party shall have no obligation to do so,
but may settle or compromise any such third-party claim
at the risk and expense of the Indemnifying Party. The Indemnifying Party will not, however, be responsible for any Losses if and to the extent that they arise
from action taken or omitted to be taken by the Injured
Party in bad faith, fraudulently or as a result of a
breach of this Agreement by the Injured Party.
	9.5	Survival of Representations and
Warranties.  All of the representations and warranties
made by any Party in Articles III and IV shall survive
until the second anniversary of the Closing Date and thereafter to the extent a Notice of Claim is made prior to such expiration with respect to any breach of
such representation or warranty occurring prior to such expiration and set out in such Notice of Claim;
provided that the representations and warranties (a)
set forth in Section 3.1(a), 3.2, 3.3(first two
sentences), 3.21, 4.1(a), 4.2 and 4.3 shall survive
forever after the Closing Date, (b) set forth in
Sections 3.6 and  3.19 shall survive until 60 days
after the expiration of all statutes of limitation
applicable to the matters covered thereby and (c) set
forth in section 3.15 shall survive until the fourth anniversary of the Closing Date, and, in each case, thereafter to the extent a Notice of Claim is made
prior to such expiration with respect to any breach of
such representation or warranty occurring prior to such expiration and set out in such Notice of Claim. No party shall be entitled to indemnification for breach
of any representation and warranty set forth in
Articles III and IV unless a Notice of Claim of such
breach has been given to the Indemnifying Party within
the period of survival of such representation and
warranty as set forth herein.
	9.6	Limitation on Indemnification.
		(a)	The provisions for indemnity under
sections 9.1(b) and 9.2(b), as the case may be,
shall be effective only when the aggregate amount
of all Losses for which indemnification is sought
from Emerson or the Buyer, under Sections 9.1(b)
or 9.2(b), respectively, exceeds Two Million Seven
Hundred Fifty Thousand U.S. Dollars (US$2,750,000)
in which case the Injured Party shall be entitled
to indemnification of the Injured Party's Losses
only in excess thereof; provided that such
limitation shall be reduced (i) by One Million
Dollars ($1,000,000.00) if the Losses borne by
Buyer pursuant to Section 1.34(k) exceed One
Million Dollars ($1,000,000.00) and (ii) by Five
Hundred Thousand Dollars ($500,000) if the costs
borne by Buyer pursuant to Section 1.34(h) exceed
Five Hundred Thousand Dollars ($500,000).  This
paragraph shall not apply to indemnification for
Taxes or for breaches of the representations and
warranties set forth in Sections 3.21 or 4.3.
		(b)	The indemnification obligations of
Emerson or the Buyer pursuant to Sections 9.1(b)
or 9.2(b), as the case may be, shall be effective
only until the dollar amount paid by the
Indemnifying Party in respect of all Losses
indemnified against under such Sections aggregates Seventy-Five Million U.S. Dollars (US$75,000,000).
 This paragraph shall not apply to indemnification
for Taxes or for breaches of the representations
and warranties set forth in Sections 3.21 or 4.3.
		(c)	All indemnification obligations
shall be paid in U.S. Dollars in the United
States.
		(d)	Notwithstanding anything in this
Agreement to the contrary, no liability,
obligation, contract or other matter shall
constitute a breach of any representation or
warranty of Emerson or entitle the Buyer to
indemnification hereunder:
			(i)	if the liability, obligation,
contract or other matter is set out in the
Disclosure Schedules in a manner reasonably
sufficient to inform the Buyer of the nature
thereof; or
			(ii)	to the extent that the
liability, obligation, contract or other
matter was provided for, or specifically
referred to, in the Closing Balance Sheet.
			(iii)	if the breach was
actually known to the Buyer as of the date of
this Agreement or actually known to the Buyer
as of the Closing Date and would have given
the Buyer the right not to proceed with the
Closing had the Buyer elected to exercise
such right.
	9.7	Special Indemnification Rules for On-
site Environmental Liabilities. Notwithstanding the provisions of Section 9.4, the Buyer shall be entitled to control the defense of any governmental or third
party claim, action, suit or proceeding relating to any
actual or alleged violation of or liability under any Environmental, Health and Safety Law if the relief sought in such matter would result in Buyer becoming
obligated to undertake material remedial activities
affecting the Owned Real Property or Leased Real
Property.  The Buyer will notify Emerson of each such
matter in accordance with Section 9.4, will apprise
Emerson of material developments in connection with the defense of such matter, and will permit counsel for
Emerson, at Emerson's expense, to participate in (but
not control) the defense of such matter. Any remedial activities affecting the Owned Real property or Leased
Real Property for which Emerson may have any
responsibility hereunder will be planned by Buyer, in consultation with Emerson, in a commercially reasonable manner so as to minimize the cost thereof consistent
with complying with the applicable requirements of Environmental, Health and Safety Laws, and shall be subject to the approval of Emerson, which will not be
unreasonably withheld.
	9.8	Characterization of Indemnity Payments.
 Any indemnification payments made pursuant to this
Agreement shall be considered, to the extent
permissible under Law, as adjustments to the Purchase
Price for all Tax purposes.
	9.9	Exclusive Remedy.  In the absence of
fraud or the intentional breach of this Agreement, the indemnification provisions set forth in this Article IX shall provide the exclusive remedy for breaches of any covenant, agreement, representation or warranty set forth in this Agreement or any Stock Purchase Agreement
or Asset Purchase Agreement or any other agreement
ancillary hereto executed pursuant to this Agreement.
ARTICLE X
MISCELLANEOUS PROVISIONS
	10.1	Notice.  All notices, requests, demands,
and other communications required or permitted under
this Agreement shall be in writing and shall be deemed
to have been duly given and made upon being delivered
by courier delivery to the Party for whom it is
intended, or five (5) business days after having been deposited in the mail, certified or registered (with receipt requested) and postage prepaid, addressed at
the address shown in this Section 10.1 for, or such
other address as may be designated in writing hereafter
by, such Party:
If to the Buyer:
Crane Co.
100 First Stamford Place
Stamford, Connecticut 06902
Telephone:  (203) 363-7201
Fax:  203-363-7280
Attention: Eric C. Fast
	     President and CEO
With copies (which will not constitute notice) to:
Crane Co.
100 First Stamford Place
Stamford, Connecticut 06902
Telephone:  (203) 363-7223
Fax:  (203) 363-7350
Attention:  	Augustus I. duPont
Vice President, General Counsel and Secretary

and

Baker & McKenzie
One Prudential Plaza
130 East Randolph Drive
Chicago, Illinois 60601
Telephone: (312) 861-8000
Fax:  (312) 861-2899
Attention:	John E. Morrow
		Craig A. Roeder

If to Emerson or Sellers:
Emerson Electric Co.
8000 W. Florissant
St. Louis, Missouri 63136
Telephone:  (314)553-2015
Fax:  (314)553-1605
Attention:  Robert M. Cox, Jr.
With copies (which will not constitute notice) to:
Emerson Electric Co.
8000 W. Florissant
St. Louis, Missouri 63136
Telephone:  (314)553-3822
Fax:  (314)553-3867
Attention:  Timothy G. Westman
and
Bryan Cave LLP
One Metropolitan Square
211 North Broadway, Suite 3600
St. Louis, Missouri  63102
Telephone:  (314)259-2000
Fax:  (314)259-2020
Attention:  Don G. Lents
	10.2	Termination.  This Agreement may only be
terminated by (i) by mutual written consent of Emerson
and the Buyer or (ii) by Emerson or the Buyer, if the
Closing shall not have occurred on or before September
30, 2001, other than as a result of the breach of this
Agreement by the Party seeking to so terminate this
Agreement.  In the event of any termination of the
Agreement as provided in this Section 10.2, this
Agreement shall forthwith become wholly void and of no
further force and effect and there shall be no
liability on the part of the Buyer or Emerson, except
with respect to any breach of this Agreement occurring
prior to termination and except that the provisions of
Section 6.4(a) shall survive any such termination of
this Agreement.
	10.3	Entire Agreement.  This Agreement and
the Schedules and Exhibits hereto embody the entire
agreement and understanding of the parties hereto with
respect to the subject matter hereof, and supersede all
prior and contemporaneous agreements and understandings
relative to such subject matter.
	10.4	Severability.  If any provision hereof
shall be held invalid or unenforceable by any court of
competent jurisdiction or as a result of future
legislative action, such holding or action shall be
strictly construed and shall not affect the validity or
effect of any other provision hereof, as long as the
remaining provisions, taken together, are sufficient to
carry out the overall intentions of the Parties as
evidenced hereby.
	10.5	Assignment; Binding Agreement.  This
Agreement and various rights and obligations arising
hereunder shall inure to the benefit of and be binding
upon the Parties hereto and their successors and
permitted assigns.  Neither this Agreement nor any of
the rights, interests, or obligations hereunder shall
be transferred, delegated, or assigned by the Parties
hereto without the prior written consent of the other
Party, except that the Buyer shall have the right to
transfer and assign its rights hereunder before or
after the Closing Date (a) to any entity which is
controlled by the Buyer or by the Affiliates of the
Buyer and (b) to any third party designated by the
Buyer to acquire the portions of the Business conducted
in one or more of the jurisdictions set forth on
Schedule 10.5.  No such assignment shall relieve Buyer
of any liability or obligation hereunder.
	10.6	Counterparts.  This Agreement may be
executed simultaneously in multiple counterparts, and
in separate counterparts, each of which shall be deemed
an original, but all of which taken together shall
constitute one and the same instrument.
	10.7	Headings; Interpretation.  The article
and section headings contained in this Agreement are
inserted for convenience only and shall not affect in
any way the meaning or interpretation of the Agreement.
 Each reference in this Agreement to an Article,
Section, Schedule or Exhibit, unless otherwise
indicated, shall mean an Article or a Section of this
Agreement or a Schedule or Exhibit attached to this
Agreement, respectively.  References herein to "days",
unless otherwise indicated, are to consecutive calendar
days.  All Parties have participated substantially in
the negotiation and drafting of this Agreement and
agree that no ambiguity herein should be construed
against the draftsman.  References to a "person" shall
be construed so as to include any individual, firm,
company, government, joint venture, partnership or
other legal entity.  For the purposes of determining
whether any amount of local currency exceeds or is less
than any U.S. Dollar amount referred to in this
Agreement, the exchange rate prevailing on the relevant
date (or, if the relevant date is not a business day,
on the immediately preceding business day) as published
by the New York Times shall be used.  References to a
"corporation" or "company" shall be construed so as to
include any corporation, company or other body
corporate, wherever and however incorporated or
established.
	10.8	Governing Law.  This Agreement shall be
governed by, and construed in accordance with, the law
of the State of Delaware applicable to contracts to be
carried out wholly within such State.
	10.9	Submission to Jurisdiction.  Each of the
Parties hereto irrevocably submits to the exclusive
jurisdiction of (a) the state courts located in
Wilmington, Delaware, and (b) the United States
District Court for the District of Delaware for the
purposes of any suit, action or other proceeding
arising out of this Agreement or any transaction
contemplated hereby.  Each of the Parties agrees to
commence any action, suit or proceeding relating hereto
in the United States District Court for the District of
Delaware or if such suit, action or other proceeding
may not be brought in such court for jurisdictional
reasons, in the state courts located in Wilmington,
Delaware.  Each of the Parties further agrees that
service of any process, summons, notice or document by
U.S. registered mail to such Party's respective address
set forth above shall be effective service of process
for any action, suit or proceeding in Missouri with
respect to any matters to which it has submitted to
jurisdiction in this Section 10.9.  Each of the Parties
irrevocably and unconditionally waives any objection to
the laying of venue of any action, suit or proceeding
arising out of this Agreement or the transactions
contemplated hereby in (i) the state courts located in
Wilmington, Delaware or (ii) the United States District
Court for the District of Delaware, and hereby further
irrevocably and unconditionally waives and agrees not
to plead or claim in any such court that any such
action, suit or proceeding brought in any such court
has been brought in an inconvenient forum or to raise
any similar defense or objection.
	10.10	Disclosure Generally.  The
inclusion of any information in any Disclosure Schedule
shall not be deemed to be an admission or
acknowledgment that such information is material or
outside the Ordinary Course.
	10.11	No Third Party Beneficiaries or
Other Rights.  Nothing herein shall grant to or create
in any person not a party hereto, or any such person's
Affiliates, any right to any benefits hereunder, and no
such party shall be entitled to sue either Party to
this Agreement with respect thereto.  The
representations and warranties contained in this
Agreement are made for purposes of this Agreement only
and shall not be construed to confer any additional
rights on the Parties under applicable state or federal
or foreign securities laws.
	10.12	Knowledge.  Whenever "to Emerson's
knowledge," "to its knowledge," "known" or a similar
phrase is used with respect to any of Emerson or the
Sellers, the "knowledge" so referred to shall be deemed
to be the current, actual knowledge, of any of the
individuals listed on Schedule 10.12(a).  Whenever "to
Buyer's knowledge," "to its knowledge," "known" or a
similar phrase is used with respect to the Buyer, the
"knowledge" so referred to shall be deemed to be the
current actual knowledge of any of the individuals
listed in Schedule 10.12(b).
	10.13	Guaranties of the Buyer and
Emerson.  The Buyer hereby guarantees to Emerson the
performance of any and all obligations of the Buyer
Subsidiaries under this Agreement, the Stock Purchase
Agreements, the Asset Purchase Agreements, any other
agreement ancillary hereto executed pursuant to this
Agreement and the assumption of the Assumed Liabilities
as contemplated hereby.  Emerson hereby guarantees to
the Buyer the performance of any and all obligations of
the Share Sellers and the Business Sellers under this
Agreement, the Stock Purchase Agreements and the Asset
Purchase Agreements and any other agreement ancillary
hereto executed pursuant to this Agreement.
10.14	HSR Fees.  In the event the transactions
provided for in this Agreement are not consummated, Emerson shall reimburse Buyer for one-half of the filing fee paid pursuant to the Hart-Scott-Rodino
Antitrust Improvements Act of 1976, as amended.


[Signatures on following page]

		IN WITNESS WHEREOF, each of the Parties
hereto has caused this Agreement to be executed as of the date first above written.
"BUYER"
CRANE CO.


By:
Name:  Augustus I. duPont
Title     Vice President



"EMERSON"
EMERSON ELECTRIC CO.


By:
Name:  Robert M. Cox
Title:    Senior Vice
President -
            Acquisitions
and Development